Filed Pursuant to Rule 424(b)(5)
Registration No. 333-234547

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 6, 2019)

$1,700,000,000

$650,000,000 of 4.650% Senior Notes due 2027

$600,000,000 of 5.050% Senior Notes due 2032

$450,000,000 of 5.650% Senior Notes due 2052

Albemarle Corporation (“Albemarle”) is offering $650,000,000 aggregate principal amount of its 4.650% Senior Notes due 2027 (the “2027 notes”), $600,000,000 aggregate principal amount of its 5.050% Senior Notes due 2032 (the “2032 notes”) and $450,000,000 aggregate principal amount of its 5.650% Senior Notes due 2052 (the “2052 notes” and, together with the 2027 notes and the 2032 notes, the “notes”). The 2027 notes, the 2032 notes and the 2052 notes will mature on June 1, 2027, June 1, 2032 and June 1, 2052, respectively. Interest on the notes will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2022.

We intend to use a portion of the net proceeds from this offering to fund a redemption of our outstanding 4.15% Senior Notes due 2024 (the “2024 Notes”), including the payment of the associated redemption premium. We intend to use the remaining net proceeds of this offering for general corporate purposes, including the repayment of outstanding commercial paper notes. See “Use of Proceeds.”

We may redeem the notes in whole or in part at any time at the redemption prices described in this prospectus supplement under the heading “Description of Notes—Optional Redemption.” Upon the occurrence of a Change of Control Triggering Event (as defined herein), each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, as further described in this prospectus supplement under the heading “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event.”

The notes will be our general senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes. The notes will be structurally subordinated to all liabilities, including trade payables, of our subsidiaries. None of our subsidiaries will guarantee the notes.

The notes will not be listed on any securities exchange or automated quotation system. Currently there are no public markets for the notes and we cannot provide any assurances that an active public market for the notes will develop.

Investing in the notes involves certain risks. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 1 of the accompanying prospectus and any risk factors described in the documents we incorporate by reference for information about important factors you should consider before buying the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts	Proceeds to Albemarle (before expenses)(1)
Per 2027 note	99.908%	0.600%	99.308%
2027 note total	$649,402,000	$3,900,000	$645,502,000
Per 2032 note	99.708%	0.650%	99.058%
2032 note total	$598,248,000	$3,900,000	$594,348,000
Per 2052 note	99.623%	0.875%	98.748%
2052 note total	$448,303,500	$3,937,500	$444,366,000
Total	$1,695,953,500	$11,737,500	$1,684,216,000

(1)	Plus accrued interest, if any, from May 13, 2022.

The notes will not be listed on any securities exchange or automated quotation system.

The underwriters expect to deliver the notes on or about May 13, 2022 through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank S.A./N.V.

Book-Running Managers

BofA Securities	J.P. Morgan	Mizuho Securities

MUFG	SMBC Nikko	HSBC	US Bancorp

Senior Co-Managers

Santander	Truist Securities	Goldman Sachs & Co. LLC

Co-Manager
Siebert Williams Shank

The date of this prospectus supplement is May 10, 2022.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and this offering. The second part, the accompanying prospectus, gives more general information about securities, including debt securities, we may offer from time to time, some of which may not apply to the notes offered by this prospectus supplement and the accompanying prospectus. For information about the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. None of the information on our websites referred to in this prospectus supplement or accompanying prospectus is incorporated by reference herein. We do not, and the underwriters and their affiliates and agents do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. We are not, and the underwriters and their affiliates and agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement relates to a prospectus which is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in the accompanying prospectus from time to time. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Before you invest in the notes, please carefully read both this prospectus supplement and the accompanying prospectus in addition to the information described in the section of the accompanying prospectus entitled “Where You Can Find More Information.”

You should also read the documents we have referred you to under “Where You Can Find More Information” for information about us and the notes. The shelf registration statement described in the accompanying prospectus, including the exhibits filed with and incorporated by reference thereto, can be read at the SEC web site as described under “Where You Can Find More Information.”

If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

Unless the context otherwise requires, in this prospectus supplement and the accompanying prospectus, the terms “Albemarle,” the “Company,” “we,” “our” or “us” refer to Albemarle Corporation and its consolidated subsidiaries.

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FORWARD-LOOKING STATEMENTS

Some of the information presented in this prospectus supplement, the accompanying prospectus, and any document incorporated by reference and any related free writing prospectus, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current expectations, which are in turn based on assumptions that we believe are reasonable based on our current knowledge of our business and operations. We have used words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “would,” “will” and variations of such words and similar expressions to identify such forward-looking statements. All statements other than statements of historical facts are forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. There can be no assurance that our actual results will not differ materially from the results and expectations expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation, information related to:

•	changes in economic and business conditions;

•	product development;

•	future acquisition and divestiture transactions, including the ability to successfully execute, operate and integrate acquisitions and divestitures and incurring additional indebtedness;

•	expected benefits from proposed transactions;

•	timing of active and proposed projects;

•	changes in financial and operating performance of our major customers and industries and markets served by us;

•	the timing of orders received from customers;

•	the gain or loss of significant customers;

•	competition from other manufacturers;

•	changes in the demand for our products or the end-user markets in which our products are sold;

•	limitations or prohibitions on the manufacture and sale of our products;

•	availability of raw materials;

•	increases in the cost of raw materials and energy, and our ability to pass through such increases to our customers;

•	technological change and development;

•	changes in our markets in general;

•	fluctuations in foreign currencies;

•	changes in laws and government regulation impacting our operations or our products;

•	the occurrence of regulatory actions, proceedings, claims or litigation (including with respect to the U.S. Foreign Corrupt Practices Act and foreign anti-corruption laws);

•	the effects of climate change, including any regulatory changes to which we might be subject;

•	the occurrence of cyber-security breaches, terrorist attacks, industrial accidents or natural disasters;

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•	hazards associated with chemicals manufacturing;

•	the inability to maintain current levels of insurance, including product or premises liability insurance, or the denial of such coverage;

•	political unrest affecting the global economy, including adverse effects from terrorism or hostilities;

•	political instability affecting our manufacturing operations or joint ventures;

•	changes in accounting standards;

•	the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs;

•	changes in the jurisdictional mix of our earnings and changes in tax laws and rates or interpretation;

•

changes in monetary policies, inflation or interest rates that may impact our ability to raise capital or increase our cost of funds, impact the performance of our pension fund investments and increase our pension expense and funding obligations;

•	volatility and uncertainties in the debt and equity markets;

•	technology or intellectual property infringement, including through cyber-security breaches, and other innovation risks;

•	decisions we may make in the future;

•	continuing uncertainties as to the duration and impact of the COVID-19 pandemic;

•	performance of Albemarle’s partners in joint ventures and other projects;

•	changes in credit ratings; and

•	the other factors detailed from time to time in the reports we file with the SEC.

The forward-looking statements included in this prospectus supplement speak only as of the date of this document. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should consider the areas of risk described above, as well as those set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as amended by Amendment No. 1 thereto filed on March 2, 2022, those identified under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as in our periodic reports on file from time to time in connection with considering any forward-looking statements that may be made by us and our businesses generally. You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.

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SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the section under the heading “Risk Factors” herein and in the documents incorporated by reference, before investing in the notes.

The Company

Overview

We are a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals that are designed to meet our customers’ needs across a diverse range of end markets. Our corporate purpose is making the world safe and sustainable by powering the potential of people. The end markets we serve include energy storage, petroleum refining, consumer electronics, construction, automotive, lubricants, pharmaceuticals and crop protection. We believe that our commercial and geographic diversity, technical expertise, access to high-quality resources, innovative capability, flexible, low-cost global manufacturing base, experienced management team and strategic focus on our core base technologies will enable us to maintain leading positions in those areas of the specialty chemicals industry in which we operate.

We and our joint ventures currently operate more than 25 production and research and development facilities, as well as a number of administrative and sales offices, around the world. As of December 31, 2021, we served approximately 2,100 customers, none of which individually represents more than 10% of net sales of the Company, in approximately 70 countries.

Business Segments

We manage and report our operations under three reportable segments: Lithium, Bromine and Catalysts. Each segment has a dedicated team of sales, research and development, process engineering, manufacturing and sourcing, and business strategy personnel and has full accountability for improving execution through greater asset efficiency, market focus, agility and responsiveness.

Lithium Segment

Our lithium business develops lithium-based materials for a wide range of industries and end markets. We are a low-cost producer of one of the most diverse product portfolios of lithium derivatives in the industry.

We develop and manufacture a broad range of basic lithium compounds, including lithium carbonate, lithium hydroxide, lithium chloride, and value-added lithium specialties and reagents, including butyllithium and lithium aluminum hydride. Lithium is a key component in products and processes used in a variety of applications and industries, which include lithium batteries used in consumer electronics and electric vehicles, high performance greases, thermoplastic elastomers for car tires, rubber soles and plastic bottles, catalysts for chemical reactions, organic synthesis processes in the areas of steroid chemistry and vitamins, various life science applications, as well as intermediates in the pharmaceutical industry, among other applications. We also develop and manufacture cesium products for the chemical and pharmaceutical industries, and zirconium, barium and titanium products for various pyrotechnical applications, including airbag initiators.

In addition to developing and supplying lithium compounds, we provide technical services, including the handling and use of reactive lithium products. We also offer our customers recycling services for lithium-

containing by-products resulting from synthesis with organolithium products, lithium metal and other reagents. We plan to continue to focus on the development of new products and applications.

Bromine Segment

Our bromine and bromine-based business includes products used in fire safety solutions and other specialty chemicals applications. Our fire safety technology enables the use of plastics in high performance, high heat applications by enhancing the flame resistant properties of these materials. End market products that benefit from our fire safety technology include plastic enclosures for consumer electronics, printed circuit boards, wire and cable products, electrical connectors, textiles and foam insulation. Our bromine-based business also includes specialty chemicals products such as elemental bromine, alkyl bromides, inorganic bromides, brominated powdered activated carbon and a number of bromine fine chemicals. These specialty products are used in chemical synthesis, oil and gas well drilling and completion fluids, mercury control, water purification, beef and poultry processing and various other industrial applications. Other specialty chemicals that we produce include tertiary amines for surfactants, biocides, and disinfectants and sanitizers. A number of customers of our bromine business operate in cyclical industries, including the consumer electronics and oil field industries. As a result, demand from our customers in such industries is also cyclical.

Catalysts Segment

Our three main product lines in this segment are (i) Clean Fuels Technologies (“CFT”), which is primarily composed of hydroprocessing catalysts (“HPC”) together with isomerization and akylation catalysts; (ii) fluidized catalytic cracking (“FCC”) catalysts and additives; and (iii) performance catalyst solutions (“PCS”), which is primarily composed of organometallics and curatives.

We offer a wide range of HPC products, which are applied throughout the oil refining industry. Their application enables the upgrading of oil fractions to clean fuels and other usable oil feedstocks and products by removing sulfur, nitrogen and other impurities from the feedstock. In addition, they improve product properties by adding hydrogen and in some cases improve the performance of downstream catalysts and processes. We continuously seek to add more value to refinery operations by offering HPC products that meet our customers’ requirements for profitability and performance in the very demanding refining market.

We provide our customers with customized FCC catalyst systems, which assist in the high yield cracking of refinery petroleum streams into derivative, higher-value products such as transportation fuels and petrochemical feedstocks like propylene. Our FCC additives are used to reduce emissions of sulfur dioxide and nitrogen oxide in FCC units and to increase liquefied petroleum gas olefins yield, such as propylene, and to boost octane in gasoline. Albemarle offers unique refinery catalysts to crack and treat the lightest to the heaviest feedstocks while meeting refinery yield and product needs.

Within our PCS product line, we manufacture organometallic co-catalysts (e.g., aluminum, magnesium and zinc alkyls) used in the manufacture of alpha-olefins (e.g., hexene, octene, decene), polyolefins (e.g., polyethylene and polypropylene) and electronics. Our curatives include a range of curing agents used in polyurethanes, epoxies and other engineered resins.

There were more than 600 refineries world-wide in 2021. We expect to continue to see some less profitable, typically smaller, refineries shutting down and, over the long-term, being replaced by larger scale and more complex refineries, with growth concentrated in the Middle East and Asia. Oil refinery utilization was lower in 2021 and 2020 compared to the prior years, with most refineries cutting throughput due to the reduction in demand resulting from global travel restrictions to contain the COVID-19 pandemic. We estimate that there are currently approximately 600 FCC units being operated globally, each of which requires a constant supply of

FCC catalysts. In addition, we estimate that there are approximately 3,000 HPC units being operated globally, each of which typically requires replacement HPC catalysts once every one to four years. In 2021, we initiated a strategic review of the Catalysts business to position for value creation.

Additional Information

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement and accompanying prospectus, as listed under the heading “Where You Can Find More Information—Incorporation by Reference.”

Corporate Information

Our common stock is listed on the NYSE under the symbol “ALB.” Albemarle Corporation was incorporated in Virginia in 1993. Albemarle’s principal executive offices are located at 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209 and our telephone number is (980) 299-5700. Albemarle’s website is www.albemarle.com. The information contained on or accessible through our website neither constitutes part of this prospectus supplement nor is incorporated by reference herein.

The Offering

Issuer	Albemarle Corporation.

Securities Offered	$650,000,000 aggregate principal amount of our 4.650% Senior Notes due 2027.

$600,000,000 aggregate principal amount of our 5.050% Senior Notes due 2032.

$450,000,000 aggregate principal amount of our 5.650% Senior Notes due 2052.

Maturity	The 2027 notes will mature on June 1, 2027, unless earlier redeemed or repurchased.

The 2032 notes will mature on June 1, 2032, unless earlier redeemed or repurchased.

The 2052 notes will mature on June 1, 2052, unless earlier redeemed or repurchased.

Interest Rate	The 2027 notes will bear interest at 4.650% per year.

The 2032 notes will bear interest at 5.050% per year.

The 2052 notes will bear interest at 5.650% per year.

Interest Payment Dates	June 1 and December 1 of each year, beginning on December 1, 2022. If an interest payment date falls on a day other than a business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Optional Redemption	At any time prior to May 1, 2027 (one month prior to the maturity date, the “2027 Par Call Date”) with respect to the 2027 notes, at any time prior to March 1, 2032 (three months prior to the maturity date, the “2032 Par Call Date”) with respect to the 2032 notes and at any time prior to December 1, 2051 (six months prior to the maturity date, the “2052 Par Call Date”) with respect to the 2052 notes, we have the option to redeem all or a portion of any series of the notes at any time, or from time to time, on no less than 10 nor more than 60 days’ notice sent to holders thereof, each at the applicable make-whole price set forth in this prospectus supplement, plus accrued and unpaid interest to the date of redemption, if any.

At any time on or after the 2027 Par Call Date with respect to the 2027 notes, the 2032 Par Call Date with respect to the 2032 notes and the 2052 Par Call Date with respect to the 2052 notes, any series of notes may be redeemed in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the series of notes to be redeemed, plus accrued and unpaid interest to the date of redemption, if any. See “Description of Notes—Optional Redemption.”

Offer to Repurchase upon a Change of Control Trigger Event	If a change of control trigger event occurs with respect to the notes, we will be required, subject to certain conditions, to offer to repurchase the notes at a purchase price equal to 101% of the principal amount of the notes repurchased, plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event.”

Certain Covenants	The indenture governing the notes contains covenants that, subject to certain exceptions, limit Albemarle’s ability and the ability of its restricted subsidiaries to create liens and to enter into sale and leaseback transactions, and limit our ability to consolidate, merge or transfer or lease all or substantially all of our properties and assets. See “Description of the Debt Securities—Certain Covenants” in the accompanying prospectus.

Events of Default	If there is an event of default under the notes, the principal amount of the notes, plus accrued and unpaid interest, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs. See “Description of the Notes—Events of Default.”

Ranking	The notes will be our general senior unsecured obligations, ranking equally in right of payment with all of our existing and future senior unsecured indebtedness and senior to our future subordinated indebtedness. The notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness and to the existing and future indebtedness and other liabilities of our subsidiaries. None of our subsidiaries will guarantee the notes.

As of March 31, 2022, after giving effect to this offering and the application of the proceeds from this offering as described under the caption “Use of Proceeds,” we would have had an aggregate of approximately $3.5 billion of indebtedness outstanding. As of March 31, 2022, our subsidiaries had an aggregate of approximately $1.1 billion of indebtedness outstanding. See “Risk Factors.”

Our subsidiaries represented approximately 85% of our total assets and approximately 61% of our total liabilities as of March 31, 2022, including intercompany activity. In addition, for the fiscal year ended December 31, 2021 and the three months ended March 31, 2022, our subsidiaries generated approximately 76% of our net sales in each period and 140% and 146% of our net income, respectively, which percentages include intercompany activity.

Guarantors	None.

Use of Proceeds	We intend to use a portion of the net proceeds from this offering to fund a redemption of our outstanding 4.15% Senior Notes due 2024 (the “2024 Notes”), including the payment of the associated redemption premium. We intend to use the remaining net proceeds of this offering for general corporate purposes, including the repayment of outstanding commercial paper notes. See “Use of Proceeds.”

Book-Entry Form	The notes of each series will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Investors may elect to hold interests in the notes through DTC, Clearstream or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interests may not be exchanged for certificated securities, except in limited circumstances.

Absence of Public Market for the Notes	The notes are new securities, and there is currently no established market for the notes of either series. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice.

Material U.S. Federal Income Tax Considerations	Holders are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes. See “Material U.S. Federal Income Tax Considerations.”

Trustee	U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association).

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

Risk Factors	Investing in the notes involves risks. You should carefully consider the information set forth in the section entitled “Risk Factors” and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus in deciding whether to purchase the notes.

Summary Consolidated Financial Data

The summary consolidated financial data set forth below for the fiscal years ended December 31, 2021, 2020 and 2019 have been derived from our audited consolidated financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2021, as amended by Amendment No. 1 thereto filed on March 2, 2022. The summary consolidated financial data for the three months ended March 31, 2022 and 2021 have been derived from our unaudited financial statements incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. Our interim unaudited results of operations are not necessarily indicative of results that may be expected for any other interim period or for the full year, and the results of any historical period are not necessarily indicative of our future results.

This financial data set forth below should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2021, as amended by Amendment No. 1 thereto filed on March 2, 2022, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 each of which is incorporated herein by reference.

	Year Ended December 31,			Three Months Ended March 31,
	2021	2020	2019	2022	2021
	(In thousands, except percentages and per share amounts)
Net Sales	$3,327,957	$3,128,909	$3,589,427	$1,127,728	$829,291
Cost of goods sold	2,329,986	2,134,056	2,331,649	678,698	565,604

Gross Profit	997,971	994,853	1,257,778	449,030	263,687
Selling, general and administrative expenses	441,482	429,827	533,368	112,568	93,187
Research and development expenses	54,026	59,214	58,287	16,083	14,636
Gain on sale of business/interest in properties, net	(295,971)	—	—	8,400	—

Operating profit	798,434	505,812	666,123	311,979	155,864
Interest and financing expenses	(61,476)	(73,116)	(57,695)	(27,834)	(43,882)
Other income (expenses), net	(603,340)	(59,117)	(45,478)	15,496	11,312

Income before income taxes and equity in net income of unconsolidated investments	133,618	373,579	562,950	299,641	123,294
Income tax expense	29,446	54,425	88,161	80,530	22,107

Income before equity in net income of unconsolidated investments	104,172	319,094	474,789	219,111	101,187
Equity in net income of unconsolidated investments (net of tax)	95,770	127,521	129,568	62,436	16,511

Net income	199,942	446,615	604,357	281,547	117,698
Net income attributable to noncontrolling interests	(76,270)	(70,851)	(71,129)	(28,164)	(22,021)

Net income attributable to Albemarle Corporation	123,672	375,764	533,228	253,383	95,677
Basic earnings per share	1.07	3.53	5.03	2.16	0.85
Diluted earnings per share	1.06	3.52	5.02	2.15	0.84

RISK FACTORS

You should carefully consider the following factors and those described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2021 and any of our subsequently filed Quarterly Reports on Form 10-Q, as well as the other information contained or incorporated by reference in this prospectus supplement, before deciding to invest in the notes. Any of these risks or other risks and uncertainties not presently known to us or that we currently deem immaterial could materially adversely affect our business, financial condition, results of operations and cash flow, which could in turn materially adversely affect the price of the notes. If any of the following risks and uncertainties develop into actual events, our business, financial condition, results of operations or cash flows could be materially adversely affected. In that case, the trading price of the notes could decline and you may lose all or part of your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the risks faced by us described below and elsewhere in this prospectus supplement and the documents incorporated by reference. Please see “Forward-Looking Statements.”

Risks Relating to the Notes and this Offering

Because a significant portion of Albemarle’s operations is conducted through its subsidiaries and joint ventures, Albemarle’s ability to service its debt could be dependent on its receipt of distributions or other payments from its subsidiaries and joint ventures.

A significant portion of Albemarle’s operations is conducted through its subsidiaries and joint ventures. As a result, Albemarle’s ability to service its debt could be dependent on the earnings of our subsidiaries and joint ventures and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from Albemarle. Payments to Albemarle by its subsidiaries and joint ventures will be contingent upon our subsidiaries’ or joint ventures’ earnings and other business considerations and may be subject to statutory or contractual restrictions. In addition, there may be significant tax and other legal restrictions on the ability of non-U.S. subsidiaries or joint ventures to remit money to Albemarle.

The notes will be structurally subordinated to all liabilities of our subsidiaries.

The notes will not be guaranteed by any of our subsidiaries and are, therefore, structurally subordinated to the indebtedness and other liabilities of our subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Our subsidiaries represented approximately 85% of our total assets and approximately 61% of our total liabilities as of March 31, 2022, including intercompany activity. In addition, for the fiscal year ended December 31, 2021 and the three months ended March 31, 2022, our subsidiaries generated approximately 76% of our net sales in each period and 140% and 146% of our net income, respectively, which percentages include intercompany activity. The indenture does not limit our ability or the ability of our subsidiaries to incur additional indebtedness. As of March 31, 2022, on an as adjusted basis after giving effect to the offering of the notes and the application of the proceeds therefrom, we would have had total long-term debt of approximately $3.5 billion, consisting of, among other things, $350.0 million aggregate principal amount of our 5.45% senior notes due 2044, $171.6 million aggregate principal amount of 3.45% senior notes due 2029 issued by Albemarle Wodgina Pty Ltd (“Wodgina”), our wholly owned subsidiary, €500.0 million aggregate principal amount of 1.625% senior notes issued by Albemarle New Holding GmbH, our wholly owned subsidiary (“New Holding”), due 2028, €371.7 million aggregate principal amount of New Holding’s 1.125% senior notes due 2025, and $1.7 billion aggregate principal amount of our notes offered hereby. Any right that we have to receive any assets of any of the subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, these subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

The terms of the indenture and the notes provide only limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes.

The definition of the term “Change of Control Triggering Event” (as defined in “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event”) does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of your notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a Change of Control Triggering Event, we would not be required to offer to repurchase your notes prior to their maturity.

Furthermore, the indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	limit the ability of our subsidiaries to service indebtedness;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Revisions downward or withdrawals entirely of credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing, the market price of our securities and our debt service obligations.

Credit rating agencies rate our debt securities on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing us on a watch list for possible future downgrades. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold the notes. Ratings do not reflect market prices or suitability of a security for a particular investor and the rating of the notes may not reflect all risks related to us and our business, or the structure or market value of the notes. Downgrading the credit rating of our debt securities or placing us on a watch list for possible future downgrades would likely increase our cost of future financing, limit our access to the capital markets and have an adverse effect on the market price of our securities.

Borrowings under a portion of our debt facilities bear interest at floating rates, and are subject to adjustment based on the ratings of our senior unsecured long-term debt. The downgrading of any of our ratings or an increase in any of the benchmark interest rates would result in an increase of the interest expense on our variable rate borrowings. We may also elect to issue other securities for which we may seek to obtain a rating in the future. If we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the notes.

The instruments governing our indebtedness do not limit our acquisitions and allow us to incur additional indebtedness, including indebtedness in relation to acquisitions.

We have historically expanded our business primarily through acquisitions. A part of our business strategy is to continue to grow through acquisitions that complement our existing technologies and accelerate our growth. Our credit facilities have limited financial maintenance covenants. In addition, the indenture and other agreements governing our senior notes do not limit our ability to incur additional indebtedness in connection with acquisitions or otherwise. As a result, we may incur substantial additional indebtedness in connection with acquisitions. Because the consummation of acquisitions and integration of acquired businesses involves significant risk, this means that holders of the notes will be subject to the risks inherent in our acquisitive strategy.

In addition, the indenture governing the notes described in this prospectus supplement does not restrict our ability to incur additional unsecured indebtedness, which may rank equally with the notes, and subject to some limitations, permits us to incur secured indebtedness.

We may not have sufficient funds to purchase notes upon a Change of Control Triggering Event.

If there is a Change of Control Triggering Event under the terms of the indenture governing the notes, each holder of notes may require us to purchase all or a portion of their notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to but not including the date of purchase. In order to purchase any outstanding notes, we might have to refinance our outstanding indebtedness, which we might not be able to do. Even if we were able to refinance our other indebtedness, any financing might be on terms unfavorable to us. In addition, our Revolving Credit Facility (as defined below) provides that the occurrence of certain kinds of change of control events will constitute a default under our Revolving Credit Facility. We cannot assure you that we will have the financial ability to purchase outstanding notes upon the occurrence of a change of control. See “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event.”

You may not be able to determine when a Change of Control Trigger Event has occurred.

Unless we have exercised our right to redeem the notes, a Change of Control Triger Event, as defined in the indenture governing the notes, will require us to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a direct or indirect sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another individual, group or entity may be uncertain. See “Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event.”

Some significant transactions may not constitute a Change of Control Trigger Event for purposes of the notes in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a Change of Control Trigger Event as described under “Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event,” we will be required to offer to repurchase the notes. However, the change of control trigger event provisions will not afford protection to holders of notes in the event of certain transactions. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by us will generally not constitute a change of control trigger event requiring us to repurchase the notes. In the event of any such transaction, we will not be required to offer to repurchase the notes, even though any of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the holders of notes, including by decreasing the trading prices for the notes.

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use a portion of the net proceeds from this offering to fund a redemption of the 2024 Notes, including the payment of the associated redemption premium. We intend to use the remaining net proceeds of this offering for general corporate purposes, including the repayment of outstanding commercial paper notes. However, our management will have broad discretion in the application of the net proceeds from this offering after the redemption of the 2024 Notes and could spend the proceeds in ways that do not improve our results of operations. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, financial condition, results of operations and cash flow and cause the price of the notes to decline.

The notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we may incur in the future.

The notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the notes will be effectively subordinated to any secured indebtedness that we or our subsidiaries may incur in the future to the extent of the value of the assets securing such indebtedness. As of December 31, 2021, we had approximately $2.0 billion of indebtedness outstanding. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional secured (or unsecured) indebtedness in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our future secured indebtedness and any future secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness and may consequently receive payment from these assets before they may be used to pay other creditors, including the holders of the notes.

There may be no active trading market for the notes.

Each series of the notes is a new issue of securities for which there is no established market. Accordingly, any or all of the following may occur:

•	no liquid market for the registered notes may develop;

•	you may be unable to sell your notes; or

•	the price at which you will be able to sell the notes may be lower than their principal amount or purchase price.

If a public market were to exist, the notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes, the then-current ratings assigned to the notes and our financial performance. We do not intend to list the notes on any securities exchange or to seek approval for quotations through any automated quotation system. No active market for the notes is currently anticipated.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the notes, and the market interest rates subsequently increase, the market value of your notes may decline.

Redemption may adversely affect your return on the notes.

We have the right to redeem the notes prior to maturity, as described under “Description of Notes — Optional Redemption” in this prospectus supplement. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate of the notes being redeemed.

Risks Relating to Our Indebtedness

We will need a significant amount of cash to service our indebtedness and our ability to generate cash depends on many factors beyond our control.

Our ability to generate sufficient cash flow from operations or use existing cash balances to make scheduled payments on our debt depends on a range of economic, competitive and business factors, many of which are outside our control. Our business may not generate sufficient cash flow from operations to service our debt obligations. If we are unable to service our debt obligations, we may need to refinance all or a portion of our indebtedness on or before maturity, reduce or delay capital expenditures, sell assets or raise additional equity. We may not be able to refinance any of our indebtedness, sell assets or raise additional equity on commercially reasonable terms or at all, which could cause us to default on our obligations and impair our liquidity. Our inability to generate sufficient cash flow or use existing cash balances to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, could have a material adverse effect on our business and financial condition.

Restrictive covenants in our debt instruments may adversely affect our business.

Our senior credit facilities and the indentures governing our senior notes contain select restrictive covenants. These covenants provide constraints on our financial flexibility. The failure to comply with these or other covenants governing other indebtedness, including indebtedness incurred in the future, could result in an event of default, which, if not cured or waived, could have a material adverse effect on our business, financial condition, results of operations and cash flow, including cross-defaults to other debt facilities.

Because a significant portion of our operations is conducted through our subsidiaries and joint ventures, our ability to service our debt may be dependent on our receipt of distributions or other payments from our subsidiaries and joint ventures.

A significant portion of our operations is conducted through our subsidiaries and joint ventures. As a result, our ability to service our debt may be partially dependent on the earnings of our subsidiaries and joint ventures and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Payments to us by our subsidiaries and joint ventures are contingent upon our subsidiaries’ or joint ventures’ earnings and other business considerations and may be subject to statutory or contractual restrictions. In addition, there may be significant tax and other legal restrictions on the ability of our non-U.S. subsidiaries or joint ventures to remit money to us.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $1.680 billion. We intend to use approximately $436 million of the net proceeds from this offering to fund a redemption of the outstanding 2024 Notes, which were issued in 2014 and of which $425.0 million aggregate principal amount is outstanding as of the date of this prospectus supplement, in accordance with the terms of the indenture governing the 2024 Notes. This prospectus supplement is not a notice of redemption with respect to the 2024 Notes.

The 2024 Notes mature on December 1, 2024. Interest on the 2024 Notes accrues at a stated rate of 4.150%, subject to adjustment in the event of changes in our credit ratings that were in effect when the 2024 Notes were issued, payable semi-annually on December 1 and June 1 of each year. As of the date of this prospectus supplement, interest accrues on the 2024 Notes at a rate of 4.150%. We expect to pay a redemption premium of approximately $11 million, subject to changes in market rates, in connection with our intended redemption of the outstanding 2024 Notes. To the extent any of the underwriters or their affiliates own any of the 2024 Notes, upon application of the net proceeds of this offering to redeem the outstanding the 2024 Notes, such underwriters or affiliates would receive a portion of the net proceeds of this offering. See “Underwriting”.

Any net proceeds from this offering that are not used to fund a redemption of the outstanding 2024 Notes will be used for general corporate purposes, including the repayment of outstanding commercial paper notes. To the extent any of the underwriters or their affiliates are agents, holders, lenders and/or counterparties under or to any of the Company’s commercial paper or other indebtedness that may be repaid with a portion of the net proceeds of this offering, such underwriters or affiliates would receive a portion of the net proceeds of this offering. See “Underwriting”.

Until the net proceeds from this offering are applied as described above, we may invest such net proceeds in short-term, investment grade interest-bearing securities or in obligations of, or guaranteed by, the U.S. government.

CAPITALIZATION

The following table sets forth, as of March 31, 2022, our consolidated capitalization and cash and cash equivalents:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the offering of notes hereunder and the application of a portion of the net proceeds therefrom to fund a redemption of the outstanding 2024 Notes and repayment of outstanding commercial paper notes, as described under the caption “Use of Proceeds.”

Actual amounts may vary from the as-adjusted amounts set forth below depending on several factors, including potential changes in our financing plans as a result of market conditions. You should read the data set forth in the table below in conjunction with “Use of Proceeds” and “Risk Factors” included in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as any related free writing prospectus.

	As of March 31, 2022
(unaudited) (in thousands)	Actual	As Adjusted
Cash and cash equivalents	$463,325	$1,485,141	(1)

Long-term debt (including current portion):
Commercial paper notes	$222,400	$—
Credit facilities	280,000	280,000
Finance lease obligations	74,504	74,504
1.125% notes due 2025	414,088	414,088
1.625% notes due 2028	549,000	549,000
3.45% Senior Notes due 2029	171,612	171,612
4.15% Senior Notes due 2024(1)	425,000	—
5.45% Senior Notes due 2044	350,000	350,000
2027 notes offered hereby	—	650,000
2032 notes offered hereby	—	600,000
2052 notes offered hereby	—	450,000
Variable-rate foreign bank loans	4,842	4,842
Other	11,001	11,001
Unamortized discount and debt issuance costs	(12,956)	(12,956	)(2)

Total long-term debt	2,489,491	3,542,091

Total debt	2,489,491	3,542,091
Shareholders’ equity:
Common stock, $.01 par value, issued and outstanding 117,112	1,171	1,171
Additional paid-in capital	2,915,387	2,915,387
Accumulated other comprehensive loss	(393,619)	(393,619)
Retained earnings	3,303,661	3,303,661	(2)

Total Albemarle Corporation shareholders’ equity	5,826,600	5,826,600
Noncontrolling interests	208,452	208,452

Total equity	6,035,052	6,035,052

Total capitalization	$8,524,543	$9,577,143

(1)

With respect to the redemption of the 2024 Notes, assumes a settlement date of June 9, 2022 and a make-whole price of 102.444%, resulting in accrued interest and make-whole payments totaling approximately $11 million.

(2)

As adjusted unamortized discount and debt issuance costs and retained earnings do not include the impact of underwriting discounts and commissions and estimated offering expenses, or the payment of the redemption premium related to the redemption of the 2024 Notes from this offering.

DESCRIPTION OF NOTES

The following description is a summary of the terms of the notes being offered. The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the notes and the indenture but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended. Wherever particular articles, sections or defined terms of the indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. Capitalized terms used but not defined in this prospectus supplement have the meanings ascribed to those terms in the accompanying prospectus. When we refer to “Albemarle,” “the Company,” “we, “our,” or “us” in this section, we refer only to Albemarle Corporation and not its subsidiaries.

General

The notes will be issued under the indenture dated as of January 20, 2005, between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as successor to The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York), as trustee, as amended and supplemented from time to time. The 2027 senior notes will be initially issued in an aggregate principal amount of $650,000,000 and will mature on June 1, 2027. The 2032 senior notes will be initially issued in an aggregate principal amount of $600,000,000 and will mature on June 1, 2032. The 2052 senior notes will be initially issued in an aggregate principal amount of $450,000,000 and will mature on June 1, 2052. The 2027 senior notes, the 2032 senior notes and 2052 senior notes are collectively referred to herein as the “notes.” The notes will be direct unsecured obligations of the Company.

The notes will bear interest at the applicable rate per annum shown on the cover of this prospectus supplement from May 13, 2022, or from the most recent date to which interest has been paid or provided for, payable semi-annually on June 1 and December 1, commencing December 1, 2022 to the persons in whose names the notes are registered at the close of business on the next preceding May 15 or November 15, respectively.

The indenture does not limit our ability or the ability of our subsidiaries to incur additional indebtedness. As of March 31, 2022, on an as adjusted basis after giving effect to the offering of the notes and the application of the proceeds therefrom, Albemarle would have had total long-term debt of approximately $3.5 billion, consisting of, among other things, $350.0 million aggregate principal amount of the Company’s 5.45% senior notes due 2044, $171.6 million aggregate principal amount of 3.45% senior notes due 2029 issued by Wodgina, a wholly owned subsidiary of the Company, €500.0 million aggregate principal amount of 1.625% senior notes issued by New Holding, a wholly owned subsidiary of the Company, due 2028, €371.7 million aggregate principal amount of New Holding’s 1.125% senior notes due 2025, and $1.7 billion aggregate principal amount of the Company’s notes offered hereby.

We may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional notes of any of such series under the indenture, equal in rank to the notes of such series in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new notes, or except under certain circumstances for the first payment of interest following the issue date of the new notes) so that the new notes may be consolidated and form a single series with the notes and have the same terms as to status, redemption and otherwise as the notes of such series issued under this prospectus supplement; provided that if such additional notes are not fungible with such series of notes for U.S. federal income tax purposes, such additional notes shall be issued with a separate CUSIP number.

The notes will be issued only in fully registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Ranking

The notes will be:

•	our senior unsecured indebtedness,

•	effectively subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness,

•

structurally subordinated to any indebtedness of our subsidiaries, pari passu with our existing and future senior unsecured indebtedness, and senior in right of payment to our existing and future subordinated indebtedness.

Payments on the Notes

Payments of the principal and premium, if any, in respect of notes that are not global securities will be made upon the surrender of the notes at the office or agency of the Company maintained for that purpose in the United States designated from time to time by the trustee and payments of interest will be made by check mailed to holders at their addresses set forth in the security register; provided, however, that payments of interest will be made by wire transfer if a holder of at least $1.0 million in principal amount of notes has given wire transfer instructions to the trustee at least five business days prior to the applicable interest payment date. All payments of notes that are represented by global securities will be made by the transfer of immediately available funds to the nominee of the depositary for the notes of such series.

Optional Redemption

Prior to May 1, 2027 (one month prior to their maturity date, the “2027 Par Call Date”), in the case of the 2027 senior notes, March 1, 2032 (three months prior to their maturity date, the “2032 Par Call Date”), in the case of the 2032 senior notes, and December 1, 2051 (six months prior to their maturity date, the “2052 Par Call Date” and, together with the 2027 Par Call Date and the 2032 Par Call Date, the “Par Call Dates” and each a “Par Call Date”) in the case of the 2052 senior notes, we may redeem the notes of the applicable series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points in the case of the 2027 senior notes, 35 basis points in the case of the 2032 senior notes and 40 basis points in the case of the 2052 senior notes less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, the Company may redeem the notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date, H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes of the applicable series to be redeemed.

In the case of a partial redemption, selection of the notes of the applicable series for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by the Depository Trust Company (“DTC”) (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof of the applicable series called for redemption.

Offer to Repurchase Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless we have exercised our right to redeem the notes as described under “Description of the Notes—Optional Redemption” by giving irrevocable notice to the trustee and the holders in accordance with the indenture, each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, up to but not including the date of purchase (the “Change of Control Payment”).

Unless we have exercised our right to redeem the notes, within 30 days following the date upon which the Change of Control Triggering Event occurs or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send a notice to each holder of notes to their addresses as set forth in the register, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment on the Change of Control Payment Date.

We must comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will be required to comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following after the date of issuance of the notes:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than us or one of our subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of our Voting Stock representing a majority of the voting power of our outstanding Voting Stock;

(3) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

(4) the adoption by our stockholders of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a Change of Control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means, with respect to a series of notes, (i) the rating of such series of notes is lowered by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), and (ii) such series of notes are rated below Investment Grade by each of the Rating Agencies on any day during the Trigger Period; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided that we shall give notice of such appointment to the trustee.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) may be uncertain.

Sinking Fund

There is no provision for a sinking fund applicable to the notes.

Events of Default

You will have special rights if an event of default occurs with respect to the notes and such event of default is not cured, as described under “Description of Debt Securities—Default and Related Matters” in the accompanying prospectus.

Defeasance

The notes will be subject to the defeasance provisions described under the caption “Description of Debt Securities—Defeasance” in the accompanying prospectus.

Security Register

The security register for the notes will be maintained at an office or agency of the trustee in the United States.

Book-Entry System

Each series of the notes initially will be represented by one or more registered global securities (the “Registered Global Securities”) registered in the name of Cede & Co. (the nominee of DTC), or such other name as may be requested by an authorized representative of DTC. The provisions set forth under “Description of Debt Securities—Legal Ownership” in the accompanying prospectus will be applicable to the notes. Accordingly, beneficial interests in the notes will be shown on, and transfers of the notes will be effected only through, records maintained by DTC and its participants. Except as described under “Description of Debt Securities—Legal Ownership” in the accompanying prospectus, owners of beneficial interests in the Registered Global Securities representing the notes will not be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the SEC.

Purchases of notes under DTC’s system must be made by or through participants (for example, your broker), which will receive a credit for such notes on DTC’s records. The ownership interest of each actual purchaser of notes represented by the Registered Global Securities (“Beneficial Owner”) is in turn to be recorded on the participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which such Beneficial Owners entered into the transaction. Transfers of ownership interests in the Registered Global Securities representing notes are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive notes in definitive form, except in the event that use of the book-entry system for such notes is discontinued or upon the occurrence of certain other events described in the accompanying prospectus and in this prospectus supplement.

To facilitate subsequent transfers, the Registered Global Securities representing notes that are deposited by direct participants are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Registered Global Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Registered Global Securities representing the notes; DTC’s records reflect only the identity of the participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants and by participants and to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (or any other Depository nominee) will consent or vote with respect to the Registered Global Securities representing the notes. Under its usual procedures, DTC mails an omnibus proxy to Albemarle as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Proceeds, distributions or other payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants and not DTC, the trustee or Albemarle, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither Albemarle nor the trustee will have any responsibility or liability for the disbursements of payments in respect of ownership interests in the notes by DTC or the participants or for maintaining or reviewing any records of DTC or the participants relating to ownership interests in the notes or the disbursement of payments in respect of the notes.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to Albemarle or the trustee. Under such circumstances, and in the event that a successor securities depository is not obtained, notes in definitive form are required to be printed and delivered to each holder.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, notes in definitive form will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF OTHER INDEBTEDNESS

Outstanding Notes

On November 24, 2014, the Company issued $425.0 million aggregate principal amount of 4.15% senior notes due 2024 and $350.0 million aggregate principal amount of 5.45% senior notes due 2044 (together the “2014 Senior Notes”). The 2014 Senior Notes are guaranteed by New Holding pursuant to the Sixth Supplemental Indenture, dated as of March 30, 2021.

On November 1, 2019, Wodgina issued $300.0 million aggregate principal amount of 3.45% senior notes due 2029 (the “Wodgina Senior Notes”). The Wodgina Senior Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company. No direct or indirect subsidiaries of the Company guarantee the Wodgina Senior Notes.

On November 25, 2019, New Holding issued and sold outside the United States pursuant to Regulation S under the Securities Act of 1933, (i) €500,000,000 aggregate principal amount of 1.125% Notes due 2025 and (ii) €500,000,000 aggregate principal amount of 1.625% Notes due 2028 (together, the “Euro Notes”). The Euro Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.

In March 2021, New Holding added a full and unconditional guarantee to all securities issued and outstanding by the Company and issuable by the Company pursuant to the Indenture, dated as of January 20, 2005, as amended and supplemented from time to time. No other direct or indirect subsidiaries of the Company guarantee these securities.

As of March 31, 2022, we had the following notes outstanding:

Issue Month/Year	Principal (in millions)	Interest Rate	Interest Payment Dates	Maturity Date
November 2014(a)	$425.0	4.15%	June 1 and December 1	December 1, 2024
November 2014(a)	$350.0	5.45%	June 1 and December 1	December 1, 2044
November 2019(a)	$171.6	3.45%	May 15 and November 15	November 15, 2029
November 2019	€371.7	1.125%	November 25	November 25, 2025
November 2019	€500.0	1.625%	November 25	November 25, 2028

(a)	Denotes senior notes.

The Wodgina Senior Notes and the 2014 Senior Notes (together, the “Senior Notes”) are senior unsecured obligations and rank equally with all our other senior unsecured indebtedness from time to time outstanding. The Senior Notes are effectively subordinated to all of our existing or future secured indebtedness and to the existing and future indebtedness of our subsidiaries. As is customary for such long-term debt instruments, each series of notes outstanding has terms that allow us to redeem the notes before maturity, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of these notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis using the comparable government rate (as defined in the indentures governing these notes) plus between 25 and 40 basis points, depending on the series of notes, plus, in each case, accrued interest thereon to the date of redemption. Holders may require us to purchase such notes at 101% upon a change of control triggering event, as defined in the indentures. The Senior Notes are subject to typical events of default, including bankruptcy and insolvency events, nonpayment and the acceleration of certain subsidiary indebtedness of $40 million or more caused by a nonpayment default.

The Euro Notes are unsecured and unsubordinated obligations and rank equally in right of payment to all our other unsecured senior obligations. The Euro Notes are effectively subordinated to all of our existing or future secured indebtedness and to the existing and future indebtedness of our subsidiaries. As is customary for such long-term debt instruments, each series of notes outstanding has terms that allow us to redeem the notes before their maturity, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal thereof and interest thereon (exclusive of interest accrued to, but excluding, the date of redemption) discounted to the redemption date on an annual basis using the bond rate (as defined in the indentures governing these notes) plus between 25 and 35 basis points, depending on the series of notes, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption. Holders may require us to purchase such notes at 101% upon a change of control triggering event, as defined in the indentures. The Euro Notes are subject to typical events of default, including bankruptcy and insolvency events, nonpayment and the acceleration of certain subsidiary indebtedness exceeding $100 million caused by a nonpayment default.

Credit Agreements

Our revolving, unsecured credit agreement dated as of June 21, 2018, as amended on August 14, 2019, May 11, 2020, and as further amended on December 10, 2021 (the “2018 Credit Agreement”) currently provides for borrowings of up to $1.0 billion and matures on August 9, 2024. Borrowings under the 2018 Credit Agreement bear interest at variable rates based on an average LIBOR for deposits in the relevant currency plus an applicable margin which ranges from 0.910% to 1.500%, depending on the Company’s credit rating from Standard & Poor’s Ratings Services LLC (“S&P”), Moody’s Investors Services, Inc. (“Moody’s”) and Fitch Ratings, Inc. (“Fitch”). The applicable margin on the facility was 1.125% as of March 31, 2022. As of March 31, 2022 there were no borrowings outstanding under the 2018 Credit Agreement.

On August 14, 2019, the Company entered into the $1.2 billion 2019 Credit Facility with several banks and other financial institutions, which was amended and restated on December 15, 2020 and again on December 10, 2021. The lenders’ commitment to provide new loans under the amended 2019 Credit Facility permits up to four borrowings by the Company in an aggregate amount equal to $750 million. The 2019 Credit Facility terminates on December 9, 2022, with each such loan maturing 364 days after the funding of such loan. The Company can request that the maturity date of loans be extended for a period of up to four additional years, but any such extension is subject to the approval of the lenders. At the option of the Company, the borrowings under the 2019 Credit Facility bear interest at variable rates based on either the base rate or LIBOR for deposits in U.S. dollars, in each case plus an applicable margin which ranges from 0.000% to 0.375% for base rate borrowings or 0.875% to 1.375% for LIBOR borrowings, depending on the Company’s credit rating from S&P, Moody’s and Fitch. The applicable margin on the 2019 Credit Facility was 1.125% as of March 31, 2022. As of March 31, 2022, $250 million in borrowings were outstanding under the 2019 Credit Facility.

Borrowings under the under the 2019 Credit Facility and 2018 Credit Agreement (together the “Credit Agreements”) are conditioned upon satisfaction of certain conditions precedent, including the absence of defaults. The Company is subject to one financial covenant, as well as customary affirmative and negative covenants. The financial covenant requires that the Company’s consolidated net funded debt to consolidated EBITDA ratio (as such terms are defined in the Credit Agreements) be less than or equal to 4.00:1 for the fiscal quarter ending December 31, 2021 and 3.50:1 for fiscal quarters thereafter, subject to adjustments in accordance with the terms of the Credit Agreements relating to a consummation of an acquisition where the consideration includes cash proceeds from issuance of funded debt in excess of $500 million. The Credit Agreements also contain customary default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants and cross-defaults to other material indebtedness. The occurrence of an event of default under the Credit Agreements could result in all loans and other obligations becoming immediately due and payable and each such Credit Agreement being terminated.

Commercial Paper Notes

On May 29, 2013, we entered into agreements to initiate a commercial paper program on a private placement basis under which we may issue unsecured commercial paper notes (the “Commercial Paper Notes”) from time-to-time up to a maximum aggregate principal amount outstanding at any time of $750.0 million. The proceeds from the issuance of the Commercial Paper Notes are used for general corporate purposes, including the repayment of other debt of the Company. The Credit Agreements are available to repay the Commercial Paper Notes, if necessary. Aggregate borrowings outstanding under the Credit Agreements and the Commercial Paper Notes will not exceed the $1.75 billion current maximum amount available under the Credit Agreements. The Commercial Paper Notes will be sold at a discount from par, or alternatively, will be sold at par and bear interest at rates that will vary based upon market conditions at the time of issuance. The maturities of the Commercial Paper Notes will vary but may not exceed 397 days from the date of issue. The definitive documents relating to the commercial paper program contain customary representations, warranties, default and indemnification provisions. At March 31, 2022, we had $222.4 million of Commercial Paper Notes outstanding bearing a weighted-average interest rate of approximately 1.12% and a weighted-average maturity of 17 days. The Commercial Paper Notes are classified as Current portion of long-term debt in our consolidated balance sheets at March 31, 2022.

Other

We have additional uncommitted credit lines with various U.S. and foreign financial institutions that provide for borrowings of up to approximately $200 million at March 31, 2022. Outstanding borrowings under these agreements were $58 million at March 31, 2022.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a summary of material U.S. federal income tax considerations relating to the ownership and disposition of the notes. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of owning or disposing of the notes. The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the “issue price” of the notes, which is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, initial purchasers, placement agents or wholesalers), and that hold the notes as “capital assets” (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, accrual-method taxpayers subject to section 451(b) of the Code, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding notes as part of a straddle, persons purchasing or selling notes as part of a wash sale for U.S. federal income tax purposes, entities treated as “controlled foreign corporations” or “passive foreign investment companies” for U.S. federal income tax purposes, or persons deemed to sell notes under the constructive sale provisions of the Code). Finally, the summary does not address the potential application of the Medicare tax on investment income, the effects of the U.S. federal estate and gift tax laws or the effects of any applicable non-U.S., state or local laws.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME, ESTATE OR GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS AND TAX TREATIES TO THEIR PARTICULAR SITUATIONS.

As used herein, the term “U.S. holder” means a beneficial owner of notes that, for U.S. federal income tax purposes, is (1) a citizen or individual resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of notes (other than a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes is a beneficial owner of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of notes that is a partnership, and partners in such a partnership, should consult his, her or its tax advisor about the U.S. federal income tax consequences of owning and disposing of the notes.

U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a U.S. holder (as defined above).

Certain Additional Payments

Under the terms of the notes, there are circumstances in which we might be required to make payments on a note that would increase the yield of the note, as described under “Description of the Notes — Offer to Repurchase Upon Change of Control Triggering Event.” Under U.S. Treasury regulations, the possibility of such excess amounts being paid will not affect the amount of interest income a holder recognizes, in advance of the payment of such excess amounts, if there is only a remote possibility as of the date the notes were issued that the holder would receive such amounts. We believe that there is only a remote possibility that we would be required to make such payments, and therefore we do not intend to treat the notes as subject to the special rules governing “contingent payment debt instruments.” Our position that the notes are not subject to these special rules is binding on a holder unless the holder discloses a contrary position in the manner required by applicable U.S. Treasury regulations. If the IRS takes a contrary position, a U.S. holder may be required to accrue interest income based upon a “comparable yield” (as defined in the U.S. Treasury regulations) determined at the time of issuance of the notes (which is not expected to differ significantly from the actual yield on the notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange, retirement or other taxable disposition of the notes would be treated as interest income rather than as capital gain. U.S. holders should consult their tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Payments of Interest

A U.S. holder will be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with its regular method of tax accounting.

In general, if the stated principal amount of a debt instrument exceeds its issue price by at least a statutorily defined de minimis amount, a U.S. holder will be required to include such excess in income as “original issue discount” over the term of the instrument in accordance with a constant-yield method, irrespective of the holder’s regular method of tax accounting. Generally, original issue discount is considered to be de minimis if it is less than 0.25% of the instrument’s stated principal amount multiplied by the number of complete years from the issue date to maturity. We anticipate, and therefore this discussion assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of Notes

A U.S. holder generally will recognize capital gain or loss if it disposes of a note in a sale, exchange or other taxable disposition. The U.S. holder’s gain or loss generally will equal the difference between the amount realized by it (other than amounts attributable to accrued but unpaid interest) and its tax basis in the note. The U.S. holder’s tax basis in the note generally will equal the amount it paid for the note. The portion of any amount realized that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the note will be long-term capital gain or loss if it has held the note for more than one year, or short-term capital gain or loss if it has held the note for one year or less, at the time of the disposition. Long-term capital gains of non-corporate taxpayers currently are taxed at preferential rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).

Payments of Interest

Subject to the discussions below regarding the Foreign Account Tax Compliance Act (“FATCA”) and under “— Income or Gains Effectively Connected with a U.S. Trade or Business,” payments of interest on the notes to non-U.S. holders will generally qualify as “portfolio interest,” and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holder certifies its non-U.S. status as described below.

The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:

•	owns, actually or constructively, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;

•	is a bank whose receipt of interest is described in section 881(c)(3)(A) of the Code; or

•	is a “controlled foreign corporation” that is related, directly or indirectly, to us through sufficient actual or constructive stock ownership.

The portfolio interest exemption applies only if the non-U.S. holder certifies its non-U.S. status. A non-U.S. holder can meet this certification requirement by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on its behalf, it will be required to provide appropriate documentation to the agent.

Special certification rules apply to non-U.S. holders that are pass-through entities.

If the portfolio interest exemption does not apply to payments of interest to a non-U.S. holder, and subject to the discussion below under “—Income or Gains Effectively Connected with a U.S. Trade or Business,” these payments will be subject to withholding tax at a rate of 30% (or a lower treaty rate if the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence and provides appropriate certification of eligibility to the applicable withholding agent).

Sale, Exchange or Other Taxable Disposition of Notes

Subject to the discussion below regarding backup withholding, non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange or other taxable disposition of notes (other than with respect to payments attributable to accrued interest, which will be taxed as described under “— Payments of Interest” above) unless:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the gain would be subject to tax as described below under “— Income or Gains Effectively Connected with a U.S. Trade or Business”; or

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S.-source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States.

Income or Gains Effectively Connected with a U.S. Trade or Business.

If any interest on the notes or gain from the sale, exchange or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by a non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net-income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax on a net-income basis only if it is also attributable to a permanent establishment or fixed base maintained by it in the United States. Payments of interest that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder (and, if an applicable tax treaty requires, attributable to a U.S. permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to the 30% withholding tax discussed above under “—Non-U.S. Holders—Payments of Interest”, provided that the non-U.S. Holder claims exemption from withholding by timely filing a properly completed and executed IRS Form W-8ECI, or any appropriate substitute or successor form as the IRS designates, as applicable, prior to payment. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also will be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Backup Withholding and Information Reporting

The Code and U.S. Treasury regulations generally require persons who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which generally require the payor to withhold from payments subject to information reporting if the recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect identification number, failed to comply with applicable certification requirements or been repeatedly notified by the IRS that it has failed to report interest or dividends on its U.S. federal income tax returns. The backup withholding rate is currently 24%.

Payments of interest to U.S. holders of notes and payments made to U.S. holders by a broker upon a sale of notes generally will be subject to information reporting and backup withholding, unless the U.S. holder (1) is an exempt recipient, or (2) in the case of backup withholding, provides the payor with a correct taxpayer identification number and complies with applicable certification requirements. If a sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

The applicable withholding agent must report annually to the IRS the interest paid to each non-U.S. holder and the amount of tax withheld, if any, with respect to such interest, including any tax withheld pursuant to the rules described under “— Non-U.S. Holders — Payments of Interest” above and “— FATCA” below. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of interest on the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly completed and executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form. Payments made to non-U.S. holders by a broker upon a sale of the notes will not be subject to information reporting (except to the extent such payments are subject to withholding under FATCA, discussed below) or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

Any amounts withheld from a payment to a U.S. holder or non-U.S. holder with respect to the notes under the backup withholding rules generally will be allowed as a refund or can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.

FATCA

Provisions of the Code known as FATCA and U.S. Treasury regulations promulgated thereunder generally impose a 30% U.S. withholding tax on certain U.S.-source payments, including interest (including original issue discount), dividends and other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a sale or other disposition of property of a type which can produce U.S.-source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (whether as a beneficial owner or intermediary), unless such institution (i) enters into an agreement with the U.S. Department of the Treasury to collect and provide to the U.S. Department of the Treasury substantial information regarding its U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) satisfies the requirements of an intergovernmental agreement entered into by such institution’s country of residence and the United States, or (iii) qualifies for an exemption. These withholding requirements generally currently apply to payments of interest on the notes. Under proposed U.S. Treasury regulations, this withholding tax will not apply to the gross proceeds from the sale or other disposition of the notes. The preamble to these proposed U.S. Treasury regulations indicates that taxpayers may rely on them pending their finalization. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or certification identifying the direct and indirect substantial U.S. owners of the entity, or unless an exemption applies. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.

If FATCA withholding is imposed, a beneficial owner (other than certain foreign financial institutions) generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return and, in the case of a non-financial foreign entity, providing the IRS with certain information regarding its substantial U.S. owners (unless an exception applies). Prospective investors are urged to consult their tax advisors regarding the possible implications of FATCA on their ownership and disposition of the notes.

UNDERWRITING

BofA Securities, Inc., J.P. Morgan Securities LLC and Mizuho Securities USA, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amounts of notes set forth opposite the underwriter’s name.

Underwriter	Principal amount of 2027 notes	Principal amount of 2032 notes	Principal amount of 2052 notes
BofA Securities, Inc.	$201,500,000	$186,000,000	$139,500,000
J.P. Morgan Securities LLC	169,000,000	156,000,000	117,000,000
Mizuho Securities USA LLC	45,500,000	42,000,000	31,500,000
HSBC Securities (USA) Inc.	35,750,000	33,000,000	24,750,000
MUFG Securities Americas Inc.	35,750,000	33,000,000	24,750,000
SMBC Nikko Securities America, Inc.	35,750,000	33,000,000	24,750,000
U.S. Bancorp Investments, Inc.	35,750,000	33,000,000	24,750,000
Goldman Sachs & Co. LLC	26,000,000	24,000,000	18,000,000
Santander Investment Securities Inc.	26,000,000	24,000,000	18,000,000
Truist Securities, Inc.	26,000,000	24,000,000	18,000,000
Siebert Williams Shank & Co., LLC	13,000,000	12,000,000	9,000,000
Total	$650,000,000	$600,000,000	$450,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated, severally but not jointly, to purchase all of the notes sold under the underwriting agreement if they purchase any of the notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters propose to offer some of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession. The underwriters may allow, and dealers may reallow, a concession on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering prices and concessions.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Albemarle
Per 2027 note	0.600%
Per 2032 note	0.650%
Per 2052 note	0.875%
Total	$11,737,500

We estimate that our total expenses for this offering will be approximately $4 million.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Each series of the notes is a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

Certain of the underwriters or their affiliates have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our Revolving Credit Facility.

To the extent any of the underwriters or their affiliates own any of the 2024 Notes, upon application of the net proceeds of this offering to redeem the outstanding the 2024 Notes, such underwriters or affiliates would receive a portion of the net proceeds of this offering. To the extent any of the underwriters or their affiliates are agents, holders, lenders and/or counterparties under or to any of the Company’s commercial paper or other indebtedness that may be repaid with a portion of the net proceeds of this offering, such underwriters or affiliates would receive a portion of the net proceeds of this offering. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the notes.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of those underwriters or their affiliates that have a lending relationships with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect that delivery of the notes will be made to investors on or about May 13, 2022, which will be the third business day following the date of the final prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder on a day prior to the second business day before the date of initial delivery of the notes will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, may not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivative Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

We are being represented by K&L Gates LLP, Charlotte, North Carolina in connection with this offering. The validity of the notes offered hereby and certain other legal matters will be passed upon for us by K&L Gates LLP, Charlotte, North Carolina. Certain other legal matters will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Richmond, Virginia. The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Each of the following Qualified Persons, as defined in subpart 1300 of Regulation S-K, has prepared a technical report for us or one of our subsidiaries which has been described or included in documents incorporated by reference herein:

•	SRK Consulting (U.S.) Inc. (“SRK”) prepared a technical report summary, dated January 28, 2021, entitled “Pre-Feasibility Study Greenbushes Mine Western Australia.”

•	SRK prepared a technical report summary, dated December 31, 2021, entitled “SEC Technical Report Summary, Initial Assessment, Wodgina, Western Australia, prepared by SRK Consulting (U.S), Inc.”

•	SRK prepared a technical report summary, dated January 28, 2022, entitled “Pre-Feasibility Study, Salar de Atacama Region II, Chile, prepared by SRK Consulting (U.S), Inc.”

•	SRK prepared a technical report summary, dated September 30, 2021, entitled “Pre-Feasibility Study, Silver Peak Lithium Operation, Nevada, USA, prepared by SRK Consulting (U.S), Inc.”

•	RPS Energy Canada Ltd (“RPS”) and RESPEC Consulting Inc. prepared a technical report summary, dated February 7, 2022, entitled “Jordan Bromine Operation.”

•	RPS prepared a technical report summary, dated February 7, 2022, entitled “Magnolia Field Bromine Reserves.”

Such descriptions have been incorporated by reference herein upon the authority of each Qualified Person as experts with respect to the matters covered by such report summary and in giving such report summary.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our reports, proxy statements and other information relating to us can also be read and copied at the New York Stock Exchange, or NYSE, located at 11 Wall St., New York, New York 10005, (212) 656-3000. Our common stock is listed on the NYSE under the symbol “ALB.”

We make available, free of charge, on or through our web site, copies of our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. We maintain a web site at http://www.albemarle.com. The information on our web site is not, and shall not be deemed to be, part of this prospectus supplement, the accompanying prospectus or the registration statement, and our web address is included in this prospectus as an inactive textual reference only.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This allows us to disclose important information to you by referring to those filed documents. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus, except for any information that is superseded by information that is included directly in this prospectus supplement and the accompanying prospectus, and any information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede this information.

We are incorporating by reference the documents listed below and all documents that we file after the date of this prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the securities covered by this prospectus supplement. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus supplement or the accompanying prospectus), as well as proxy statements. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus supplement. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February  22, 2022, as amended by Amendment No. 1 thereto filed with the SEC on March 2, 2022.

(b) Proxy Statement on Form DEF 14A filed on March  22, 2022.

(c) Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 4, 2022.

(d) Current Reports on Form 8-K filed on February  18, 2022, February  24, 2022, February  28, 2022, March  9, 2022, and May 4, 2022 (reporting Item 5.07).

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement has been delivered, free of charge upon oral or written request, copies of any documents that we have incorporated by reference into this prospectus supplement or the accompanying prospectus, other than exhibits that are incorporated by reference into those documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Such requests should be directed to: Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209. Our telephone number is (980) 299-5700. You may also access our SEC filings under the heading “Investors” on our website at http://www.albemarle.com or from the SEC through the SEC’s website at the address provided above.

Except as provided above, no other information, including, but not limited to, information filed with the SEC or contained on our websites, is incorporated by reference in or part of this prospectus supplement or the accompanying prospectus.

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated by reference into this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded to the extent that a statement is made in any subsequently filed document that modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Albemarle Corporation

Common Stock

Preferred Stock

Debt Securities

Warrants to Purchase Debt Securities

Warrants to Purchase Common Stock

Units

We may offer and sell common stock, preferred stock, debt securities, consisting of notes, debentures or other evidences of indebtedness, warrants to purchase debt securities, warrants to purchase common stock or units from time to time in one or more offerings, in amounts, at prices and on other terms to be determined at the time of offering.

We will provide you with more specific terms of the securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, carefully before you invest.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Albemarle Corporation’s common stock is listed on the New York Stock Exchange under the symbol “ALB”.

Investing in these securities involves certain risks. See the section entitled “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2019.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

The securities are not being offered in any jurisdiction where the offer is not permitted.

You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

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RISK FACTORS

An investment in our securities involves certain risks. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the Securities and Exchange Commission, or the SEC, incorporated by reference in this prospectus (including future filings we make with the SEC that are also incorporated by reference in this prospectus), together with all of the other information contained in this prospectus or any applicable prospectus supplement. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, in one or more offerings, any combination of the following securities described in this prospectus and the applicable prospectus supplements:

•	shares of the common stock of Albemarle Corporation (“common stock”);

•	shares of Albemarle Corporation’s preferred stock (“preferred stock”);

•	debt securities (“debt securities”), which may be either senior (the “senior debt securities”) or subordinated (the “subordinated debt securities”);

•	warrants to purchase debt securities (“debt warrants”);

•	warrants to purchase common stock of Albemarle Corporation (“common warrants,” and the shares underlying such common warrants, the “warrant shares”); or

•	units.

The terms of the securities will be determined at the time of offering.

We will refer to the common stock, preferred stock, debt securities, debt warrants, common warrants, warrant shares and units, or any combination of those securities, proposed to be sold under this prospectus and the applicable prospectus supplement or term sheet as the “offered securities.” The offered securities, together with any debt securities, common stock and preferred stock issuable upon exercise of debt warrants, common warrants, warrant shares or conversion or exchange of other offered securities, as applicable, will be referred to as the “securities.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. We filed a registration statement containing this prospectus with the SEC. The registration statement includes exhibits that provide more detail on the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Unless expressly stated or the context otherwise indicates, the terms “Albemarle,” “we,” “us,” “our” or the “Company” mean Albemarle Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our reports, proxy statements and other information relating to us can also be read and copied at the New York Stock Exchange, or NYSE, located at 11 Wall St., New York, New York 10005, (212) 656-3000. Our common stock is listed on the NYSE under the symbol “ALB.”

We make available, free of charge, on or through our web site, copies of our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. We maintain a web site at http://www.albemarle.com. The information on our web site is not, and shall not be deemed to be, part of this prospectus, any prospectus supplement or the registration statement, and our web address is included in this prospectus as an inactive textual reference only.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of Form 8-K) until the offering of the particular securities covered by a prospectus supplement has been completed. This prospectus is part of a registration statement filed with the SEC.

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 27, 2019.

(b)	Proxy Statement on Form DEF 14A filed on March 26, 2019, as supplemented by the additional materials filed on Form DEFA14A on March 26, 2019.

(c)

Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 8, 2019, Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 7, 2019, and Quarterly Report on Form 10-Q, for the quarter ended September 30, 2019, filed on November 6, 2019.

(d)	Current Reports on Form 8-K filed on May 10, 2019, July 23, 2019, August 2, 2019, August 14, 2019, October 30, 2019 and November 1, 2019.

We will make available copies of the documents incorporated by reference in this prospectus to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Such requests should be directed to: Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209. Our telephone number is (980) 299-5700.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, product development, changes in productivity, market trends, price, expected growth and earnings, cash flow generation, costs and cost synergies, portfolio diversification, economic trends, outlook and all other information relating to matters that are not historical fact.

These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “hope,” “aim,” “continue,” “will,” “may,” “would,” “could” or “should” or other words of similar meaning or the negative thereof. Such statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation:

•	changes in economic and business conditions;

•	changes in financial and operating performance of our major customers and industries and markets served by us;

•	the timing of orders received from customers;

•	the gain or loss of significant customers;

•	competition from other manufacturers;

•	changes in the demand for our products or the end-user markets in which our products are sold;

•	limitations or prohibitions on the manufacture and sale of our products;

•	availability of raw materials;

•	increases in the cost of raw materials and energy, and our ability to pass through such increases to our customers;

•	changes in our markets in general;

•	fluctuations in foreign currencies;

•	changes in laws and government regulation impacting our operations or our products;

•	the occurrence of regulatory actions, proceedings, claims or litigation;

•	the occurrence of cyber-security breaches, terrorist attacks, industrial accidents, natural disasters or climate change;

•	hazards associated with chemicals manufacturing;

•	the inability to maintain current levels of product or premises liability insurance or the denial of such coverage;

•	political unrest affecting the global economy, including adverse effects from terrorism or hostilities;

•	political instability affecting our manufacturing operations or joint ventures;

•	changes in accounting standards;

•	the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs;

•	changes in the jurisdictional mix of our earnings and changes in tax laws and rates;

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changes in monetary policies, inflation or interest rates that may impact our ability to raise capital or increase our cost of funds, impact the performance of our pension fund investments and increase our pension expense and funding obligations;

•	volatility and uncertainties in the debt and equity markets;

•	technology or intellectual property infringement, including through cyber-security breaches, and other innovation risks;

•	decisions we may make in the future;

•	the ability to successfully execute, operate and integrate acquisitions and divestitures; and

•	the other factors detailed from time to time in the reports we file with the SEC.

In addition, certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in our SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the 2018 Form 10-K. These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ALBEMARLE CORPORATION

We are a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals that are designed to meet our customers’ needs across a diverse range of end markets. The end markets we serve include energy storage, petroleum refining, consumer electronics, construction, automotive, lubricants, pharmaceuticals, crop protection and custom chemistry services. We believe that our commercial and geographic diversity, technical expertise, innovative capability, flexible, low-cost global manufacturing base, experienced management team and strategic focus on our core base technologies will enable us to maintain leading market positions in those areas of the specialty chemicals industry in which we operate.

We and our joint ventures currently operate 29 production and research and development facilities, as well as a number of administrative and sales offices, around the world. As of September 30, 2019, we served approximately 2,100 customers, none of which individually represents more than 10% of net sales of the Company, in approximately 75 countries.

Our business consists of three reportable segments include Lithium, Bromine Specialties and Catalysts. Each segment has a dedicated team of sales, research and development, process engineering, manufacturing and sourcing, and business strategy personnel and has full accountability for improving execution through greater asset efficiency, market focus, agility and responsiveness.

Albemarle Corporation was incorporated in Virginia in 1993. Albemarle’s principal executive offices are located at 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209. We maintain a website at http://www.albemarle.com. Information on our website is not incorporated by reference herein.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, among other things, acquisitions, working capital, capital expenditures, the repurchase of shares of common stock, the repayment or refinancing of outstanding indebtedness and funding pension obligations. Specific information concerning the use of proceeds from the sale of any securities will be included in the applicable prospectus supplement relating to such securities.

DESCRIPTION OF COMMON STOCK

General

The following briefly summarizes the provisions of Albemarle’s amended and restated articles of incorporation and amended and restated bylaws (which we collectively refer to in this prospectus as the Albemarle organizational documents) that would be important to holders of Albemarle common stock. The following summary of Albemarle common stock is subject in all respects to applicable Virginia law and the Albemarle organizational documents, which are exhibits to the registration statement that contains this prospectus. In this “Description of Common Stock” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries.

Authorized Shares

Albemarle’s amended and restated articles of incorporation authorize the issuance of 150,000,000 shares of common stock, $0.01 par value per share and 15,000,000 shares of preferred stock. As of September 30, 2019, there were 106,031,088 shares of Albemarle common stock issued and outstanding, which were held by 2,402 shareholders of record, and no shares of Albemarle preferred stock were issued and outstanding.

Voting Rights

Holders of Albemarle common stock are entitled to one vote per share on all matters voted on generally by shareholders, including the election of directors. Albemarle’s amended and restated articles of incorporation do not provide for cumulative voting for the election of directors, which means that the holders of a majority of the outstanding shares of Albemarle common stock have the capacity to elect all of the members of the Albemarle board of directors.

Except as otherwise required by law or with respect to any outstanding class or series of Albemarle preferred stock, the holders of Albemarle common stock possess all voting power.

Under Albemarle’s amended and restated articles of incorporation, shareholder action is generally effective if the votes cast in favor of the action exceed the votes cast against the action. But the election of directors requires a plurality of the votes cast by Albemarle shareholders at a meeting at which a quorum is present. However, Albemarle’s amended and restated articles of incorporation require the affirmative vote of at least a majority of the outstanding shares of Albemarle common stock for the approval of mergers, statutory share exchanges, sales or other dispositions of all or substantially all of Albemarle’s assets outside the usual and regular course of business or dissolution of Albemarle, except that the affirmative vote of 75% of the outstanding shares of Albemarle common stock is required for approval of an affiliated transaction. An affiliated transaction generally is defined as any of the following transactions:

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a merger, a share exchange or material dispositions of corporate assets not in the ordinary course of business, to or with an interested shareholder, or any material guarantee of any indebtedness of any interested shareholder (defined as any holder of more than 10% of any class of outstanding voting shares);

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certain sales or other dispositions to an interested shareholder of voting shares of Albemarle or any of its subsidiaries having an aggregate fair market value greater than 5% of the aggregate fair market value of all outstanding voting shares;

•	any dissolution of the corporation proposed by or on behalf of an interested shareholder; or

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any reclassification, including reverse stock splits, recapitalizations or mergers of Albemarle with any of its subsidiaries, that increases the percentage of the outstanding voting shares of Albemarle or any of its subsidiaries, owned beneficially by any interested shareholder by more than 5%.

The supermajority voting requirement does not apply to a transaction with a shareholder who, together with his or her affiliates and associates, became the beneficial owner of more than 10% of any class of Albemarle outstanding voting shares as of the close of business on February 28, 1994, the date of the distribution by Ethyl Corporation to its shareholders of all of the outstanding shares of Albemarle common stock.

Furthermore, the affirmative vote of the holders of 75% of the voting power of Albemarle’s outstanding shares must approve an amendment to provisions in Albemarle’s amended and restated articles of incorporation relating to the supermajority voting requirement for affiliated transactions.

Notice

Except as otherwise required by the Virginia Stock Corporation Act (the “VSCA”), written notice stating the date, time and place of every meeting, and the purpose or purposes of any special meeting of Albemarle shareholders, must be sent not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting.

Quorum

A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum.

Shareholder Proposals

Albemarle’s amended and restated bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders or nominate candidates for election as directors must provide timely notice of their proposal in writing to the Secretary of Albemarle. Generally, to be timely, a shareholder’s notice must be received at Albemarle’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. If the annual meeting is scheduled more than 30 days before, or 70 days after the first anniversary of the previous year’s annual meeting, the shareholder must provide notice to the Secretary of Albemarle no earlier than within 90 to 120 days before the meeting or 10 days after the meeting’s public announcement, whichever is later. Albemarle’s amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice.

Dividend Rights; Rights Upon Liquidation

Subject to any preferential rights of holders of any shares of Albemarle preferred stock that may be outstanding, holders of shares of Albemarle common stock are entitled to receive dividends and other distributions on their shares of common stock out of assets legally available for distribution when, as and if authorized and declared by the Albemarle board of directors and to share ratably in Albemarle’s assets legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up.

Miscellaneous

Holders of Albemarle common stock have no preferences or preemptive, conversion, exchange, redemption or sinking fund rights. Shares of Albemarle common stock will not be liable for further calls or assessments by Albemarle, and the holders of Albemarle common stock will not be liable for any of Albemarle’s liabilities.

Albemarle’s amended and restated bylaws also provide that unless Albemarle consents in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia, Alexandria Division, or in the event that court lacks jurisdiction to hear such action, the Circuit Court of the County of Fairfax, Virginia, will be the sole and exclusive forum for any derivative action brought on behalf of Albemarle, any action asserting a claim of breach of a legal duty owed by any current or former director, officer or other employee or agent of Albemarle to Albemarle or Albemarle shareholders, any action arising pursuant to the

VSCA or Albemarle’s organizational documents or any action asserting a claim governed by the internal affairs doctrine.

Albemarle common stock is listed on the NYSE under the symbol “ALB.”

Anti-Takeover Provisions

The Albemarle organizational documents and Virginia law contain provisions that may have the effect of impeding, delaying or discouraging the acquisition of control of Albemarle by means of a tender or exchange offer, proxy fight, merger or share exchange, open market purchases or otherwise in a transaction not approved by the Albemarle board of directors. These provisions are designed to reduce, or have the effect of reducing, Albemarle’s vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of Albemarle’s assets or an unsolicited takeover attempt that the Albemarle board of directors does not believe is in the best interests of its shareholders.

Under Albemarle’s amended and restated articles of incorporation, the Albemarle board of directors has the authority, without further shareholder approval, to issue preferred stock in classes or series and to fix the designations, voting power, preferences and rights of the shares of each class or series and any qualifications, limitations or restrictions with respect to that class or series. Under this authority, the Albemarle board of directors could create and issue a class or series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of Albemarle’s capital stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of Albemarle common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or discourage an attempt by, a potential acquiror to obtain control of Albemarle by means of a merger, share exchange, tender or exchange offer, proxy contest or otherwise, and thereby protect the continuity of Albemarle’s management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of Albemarle without any further action by Albemarle shareholders.

Other provisions of the Albemarle organizational documents that may make replacing the Albemarle board of directors more difficult include:

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75% supermajority voting requirements to approve affiliated transactions or an amendment to the provisions in Albemarle’s amended and restated articles of incorporation relating to this supermajority voting requirement;

•	prohibition on shareholders calling a special meeting of shareholders;

•	inability of shareholders to act by less-than-unanimous written consent;

•	requirements for advance notice for proposing business or making director nominations at shareholder meetings;

•	removal of directors only for cause; and

•	ability of the Albemarle board of directors to increase the size of the board of directors and fill vacancies on the board of directors.

Affiliated Transactions Statute

Virginia law contains provisions governing affiliated transactions. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with any holder of more than 10% of any class of its outstanding voting shares, or an interested shareholder, for a period of three years following the date that such person became an interested shareholder unless:

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a majority of (but not fewer than two) disinterested directors on the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction; or

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before the date the person became an interested shareholder, a majority of the disinterested directors on the board of directors approved the transaction that resulted in the shareholder becoming an interested shareholder.

After three years, any such transaction must satisfy certain fair price requirements in the statute or be approved by the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder. For a description of the affiliated transactions subject to this approval requirement, see “—Voting Rights.”

Control Share Acquisitions Statute

Virginia law also contains provisions relating to control share acquisitions, which are transactions causing the voting power of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless:

•	the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation; or

•	the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares.

The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

As permitted by Virginia law, the Albemarle board of directors has adopted a bylaw providing that the control share acquisition provisions of Virginia law do not apply to the acquisition of its shares.

Transfer Agent and Registrar

EQ Shareowner Services is the transfer agent and registrar for Albemarle common stock.

Limitation of Liability and Indemnification Matters

Albemarle’s amended and restated articles of incorporation provide that no director or officer shall be liable to Albemarle or its shareholders for monetary damages except for liability resulting from such person’s willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Albemarle’s amended and restated articles of incorporation require Albemarle to indemnify any director or officer who was or is a party to a proceeding (including a proceeding brought by a shareholder in the right of Albemarle or brought by or on behalf of Albemarle shareholders) due to his or her status as a director or officer of Albemarle or who was or is serving at Albemarle’s request as a director, officer, trustee or partner of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This indemnification covers the obligation to pay a judgment, settlement, penalty, fine or excise tax assessed with respect to an employee benefit plan and all reasonable expenses incurred by any such director or officer. The board of directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent legal counsel, or by the shareholders (excluding shares owned by or under the control of directors party to the proceeding), must determine that the conduct of the director or officer seeking indemnification does not constitute willful misconduct or a knowing violation of the criminal law.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of Albemarle pursuant to the foregoing provisions or otherwise, we have been informed that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy and is unenforceable.

DESCRIPTION OF PREFERRED STOCK

We may issue preferred stock in one or more classes or series, as described below. The following briefly summarizes the provisions of our amended and restated articles of incorporation that would be important to holders of our preferred stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated articles of incorporation, which is an exhibit to the registration statement that contains this prospectus. Reference to a class or series of preferred stock means all of the shares of preferred stock issued as part of the same class or series under articles of amendment filed as part of our restated articles of incorporation. In this “Description of Preferred Stock” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries.

The description of most of the financial and other specific terms of each class or series of preferred stock will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described in this prospectus. As you read this section, please remember that the specific terms of each class or series of preferred stock as described in the prospectus supplement applicable to the particular series of preferred stock will supplement and may modify or replace the general terms described in this section. If there are differences between the prospectus supplement applicable to the particular class or series of preferred stock and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to each series of preferred stock.

Our Authorized Preferred Stock

Under our amended and restated articles of incorporation our board of directors is authorized, without further action by our shareholders, to:

•	establish from the 15,000,000 shares of preferred stock authorized by our amended and restated articles of incorporation one or more classes or series;

•	designate each such class or series; and

•	fix the relative rights and preferences of each such class or series and to issue such shares.

Such rights and preferences may be superior to common stock as to dividends, distributions of assets (upon liquidation or otherwise) and voting rights. Undesignated shares of preferred stock may be convertible into shares of any other series or class of stock, including common stock, if our board of directors so determines. Our board of directors will fix the terms of the class or series of preferred stock it designates by resolution adopted before we issue any shares of the class or series of preferred stock.

The applicable prospectus supplement relating to the particular class or series of preferred stock will contain a description of the specific terms of that class or series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated or liquidated value of the preferred stock;

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the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions on which such preferred stock may be retired and redeemed;

•	any redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated articles of incorporation and not prohibited by law.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that their holders will have paid at least the par value thereof in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive subscription rights to acquire more of our stock. Unless otherwise specified in the applicable prospectus supplement relating to a particular series of preferred stock, each class or series of preferred stock will be of equal rank in all respects (1) with each other class or series of preferred stock and (2) prior to our common stock, as to dividends and any distribution of our assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Redemption

If so specified in the applicable prospectus supplement, a class or series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Dividends

Holders of each class or series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each class or series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any class or series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

We may not declare, pay or set apart funds for payment of dividends on a particular class or series of preferred stock unless full dividends on any other class or series of preferred stock that ranks equally with or senior to the class or series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other class or series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other class or series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of any class or series of preferred stock and other class or series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each class or series of preferred stock.

In case dividends on all shares of preferred stock for any quarterly dividend period are not paid in full, all such shares will participate ratably in any partial payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled.

Conversion or Exchange Rights

The applicable prospectus supplement relating to any class or series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that class or series are convertible into, exercisable or exchangeable for shares of common stock, another class or series of our preferred stock, our other securities or debt or equity securities of third parties.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each class or series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each class or series of preferred stock. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any class or series and any other securities of equal rank regarding liquidation rights are not paid in full, the holders of the preferred stock of that class or series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment establishing the class or series; or

•	as required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that may be offered by this prospectus. This section does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of some of the terms used in the indenture. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus and the applicable prospectus supplement. A copy of the indenture and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy. You should also refer to the Trust Indenture Act of 1939, certain terms of which are made a part of the indenture by reference. In this “Description of Debt Securities” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries, and references to “Notes” are to the debt securities.

The terms of the series described in the prospectus supplement relating to that series may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities we are offering.

We may issue as many distinct series of debt securities under the indenture as we wish without limitation as to aggregate principal amount under the terms of the indenture. The indenture does not limit our ability to incur additional indebtedness. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement that describes the terms of each series of debt securities may also describe differences with the material terms summarized in this prospectus.

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt and will rank equally with all of our other unsecured and unsubordinated debt. The senior debt securities will be issued under the indenture. The indenture has been qualified under the Trust Indenture Act. The indenture is an exhibit to the registration statement of which this prospectus is a part.

The subordinated debt securities will constitute part of our subordinated debt and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the indenture. The subordinated debt securities will be issued under the indenture. The prospectus supplement for any series of subordinated debt securities will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

“Debt securities” in this prospectus refers to both the senior debt securities and the subordinated debt securities.

The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations, however, on the extent to which the trustee acts on your behalf as described below under “Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs;” and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, registering the transfer of your debt securities to a new holder and sending you notices.

We may issue the debt securities as original issue discount debt securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount debt securities will describe federal income tax consequences and other special considerations applicable to any such debt securities. See “—Interest and Interest Rates—Original Issue Discount Notes” below. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail below and in the prospectus supplement relating to any such debt securities. See “—Indexed Notes” and “Special Provisions Relating to Foreign Currency Debt Securities” below. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms relating to a particular series of debt securities will be described in a prospectus supplement and any pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe, to the extent applicable, the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities and if subordinated debt securities, the related subordination terms;

•	any limit on the aggregate principal amount of the series of debt securities and whether such series may be reopened for the issuance of additional debt securities of such series;

•	the Person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates per annum, which may be fixed or variable, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption, in whole or in part, at our option or the option of the holder;

•

the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•

if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $2,000 and any integral multiple of $1,000 thereafter, the denominations in which the series of debt securities will be issuable;

•

if other than the principal amount thereof, the portion of the principal amount of the series of debt securities that will be payable upon the declaration of acceleration of the maturity of such series of debt securities;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities, if other than the currency of the United States;

•

if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

•	any addition or change to the restrictive covenants applicable to such series of debt securities;
•	if the debt securities will not be subject to defeasance as described under “—Defeasance” or otherwise;

•	any event of default under the series of debt securities if different from, or in addition to, those described under “—Default and Related Matters—Events of Default—What Is an Event of Default?;”

•

if the series of debt securities will be initially issuable only in the form of a global security, as described under “Legal Ownership—Global Securities,” the depositary or its nominee with respect to the series of debt securities, if other than The Depository Trust Company, and the circumstances under which the global security may be registered for transfer or exchange or authenticated and delivered in the name of a Person other than the depositary or its nominee;

•	if the series of debt securities will be guaranteed and the applicable guarantor;

•	the location where the security register will be maintained and the location of the paying agent;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other terms, additional covenants, or special features of the series of debt securities.

Form, Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 thereafter.

A global security will be issued in denominations equal to the aggregate principal amount of outstanding debt securities represented by that global security. See “—Legal Ownership” below for additional information regarding global securities and the limitations on your rights as the beneficial owner of an interest in a global security.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

Redemption

Provisions relating to the redemption of debt securities, if any, will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem debt securities only upon notice sent at least 30 but not more than 60 days before the date fixed for redemption.

Interest and Interest Rates

General

Each debt security will begin to accrue interest from the date it is originally issued. The related prospectus supplement or term sheet will specify each debt security as a Fixed Rate Note, a Floating Rate Note, an Amortizing Note or an Indexed Note and describe the method of determining the interest rate, including any spread and/or spread multiplier. For an Indexed Note, the related prospectus supplement or term sheet also will describe the method for the calculation and payment of principal and interest. The prospectus supplement or term sheet for a Floating Rate Note or Indexed Note may also specify a maximum and a minimum interest rate.

A debt security may be issued as a Fixed Rate Note or a Floating Rate Note or as a Note that combines fixed and floating rate terms.

Each interest payment on a debt security will include interest accrued from, and including, the issue date or the last Interest Payment Date (as defined below), as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date (as defined below), as the case may be.

Interest on the debt securities denominated in U.S. dollars will be paid by check mailed on an Interest Payment Date other than a Maturity Date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder. The principal of, premium, if any, and interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the applicable trustee in The City of New York, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular debt security is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures. Notwithstanding the foregoing, if debt securities are held in the form of global securities, all payments will be made in accordance with the applicable procedures of the depositary.

Fixed Rate Notes

The prospectus supplement or term sheet for debt securities with a fixed interest rate (“Fixed Rate Notes”) will specify a fixed interest rate payable semiannually in arrears on dates specified in such prospectus supplement or term sheet (each, with respect to Fixed Rate Notes, an “Interest Payment Date”). Unless otherwise specified in a prospectus supplement or term sheet, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the stated maturity date, any redemption date or any repayment date (together referred to as the “Maturity Date”) or an Interest Payment Date for any Fixed Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or Interest Payment Date. Interest on Fixed Rate Notes will be paid to holders of record as of each Regular Record Date. Unless otherwise specified in a prospectus supplement or term sheet, a “Regular Record Date” will be the fifteenth calendar day (whether or not a Business Day) next preceding the applicable Interest Payment Date.

Original Issue Discount Notes

We may issue original issue discount debt securities (including zero coupon debt securities) (“OID Notes”), which are debt securities issued at a discount from the principal amount payable on the Maturity Date. There may not be any periodic interest payments on OID Notes. For OID Notes, interest normally accrues during the life of the Note and is paid on the Maturity Date. Upon a redemption, repayment or acceleration of the maturity of an OID Note, the amount payable will be determined as set forth under “—Redemption.” This amount normally is less than the amount payable on the stated maturity date.

Amortizing Notes

We may issue amortizing debt securities, which are Fixed Rate Notes for which combined principal and interest payments are made in installments over the life of each debt security (“Amortizing Notes”). Payments on Amortizing Notes are applied first to interest due and then to the reduction of the unpaid principal amount. The related prospectus supplement or term sheet for an Amortizing Note will include a table setting forth repayment information.

Floating Rate Notes

Each debt security whose interest is determined by reference to an interest rate basis or formula is referred to herein as a “Floating Rate Note.” That basis or formula may be based on:

•	the CD Rate;

•	the Commercial Paper Rate;

•	LIBOR;

•	EURIBOR;

•	the Federal Funds Rate;

•	the Prime Rate;

•	the Treasury Rate;

•	the CMT Rate;

•	the Eleventh District Cost of Funds Rate; or

•	another negotiated interest rate basis or formula.

The prospectus supplement or term sheet will also indicate any spread and/or spread multiplier, which would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

We will appoint a calculation agent to calculate interest rates on the Floating Rate Notes.

As used in this prospectus, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to debt securities denominated in a currency other than the U.S. dollar, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency; provided, further, that, with respect to debt securities as to which LIBOR is an applicable interest rate basis, the day is also a London Business Day. For debt securities denominated in euro, the term Business Day means any day that is not a Saturday or Sunday, and is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (“TARGET”) System is operating, which we will refer to as a “TARGET Business Day.” “London Business Day” means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London.

“Principal Financial Center” means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that the term “Principal Financial Center” means the following cities in the case of the following currencies:

Currency	Principal Financial Center
U.S. dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
New Zealand dollars	Auckland
South African rand	Johannesburg
Swiss francs	Zurich

and in the event the LIBOR Currency is euro, the “Principal Financial Center” is London.

Unless otherwise specified in a prospectus supplement or term sheet, the “Calculation Date,” if applicable, relating to the date (each, an “Interest Determination Date”) on which the applicable interest rate for one or more classes of Floating Rate Notes will be determined for the next succeeding interest period will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the relevant Interest Payment Date or the Maturity Date, as the case may be.

Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if different, when available, the interest rate that will become effective on the next Interest Reset Date (as defined below) for the Floating Rate Note.

Change of Interest Rate. The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semiannually, annually or on some other specified basis (each, an “Interest Reset Date”). Unless otherwise specified in a prospectus supplement or term sheet, the Interest Reset Date will be:

•	for Notes with interest that resets daily, each Business Day;

•	for Notes (other than Treasury Rate Notes) with interest that resets weekly, Wednesday of each week;

•	for Treasury Rate Notes with interest that resets weekly, Tuesday of each week;

•	for Notes with interest that resets monthly, the third Wednesday of each month;

•	for Notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

•	for Notes with interest that resets semiannually, the third Wednesday of each of the two months of each year indicated in the applicable prospectus supplement or term sheet; and

•	for Notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable prospectus supplement or term sheet.

The related prospectus supplement or term sheet describes the initial interest rate or interest rate formula on each Note. That rate is effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the following Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.

Date Interest Rate Is Determined. The Interest Determination Date for all CD and CMT Rate Notes is the second Business Day before the Interest Reset Date and for all LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date (unless the LIBOR Currency is Sterling, in which case the Interest Determination Date will be the Interest Reset Date).

The Interest Determination Date for EURIBOR Notes will be the second TARGET Business Day immediately preceding the applicable Interest Reset Date.

The Interest Determination Date for Treasury Rate Notes will be the day of the week in which the Interest Reset Date falls on which Treasury bills of the Index Maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week.

The Interest Determination Date for all Commercial Paper Rate, Federal Funds Rate and Prime Rate Notes will be the first Business Day preceding the Interest Reset Date.

The Interest Determination Date for an Eleventh District Cost of Funds Rate Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the applicable rate.

The Interest Determination Date relating to a Floating Rate Note with an interest rate that is determined by reference to two or more interest rate bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for each interest rate for the applicable Floating Rate Note on which each interest rate basis is determinable.

Payment of Interest. Unless otherwise specified in a prospectus supplement or term sheet, interest is paid as follows:

•	for Notes with interest that resets daily, weekly or monthly, on the third Wednesday of each month;

•	for Notes with interest payable quarterly, on the third Wednesday of March, June, September and December of each year;

•	for Notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable prospectus supplement or term sheet;

•

for Notes with interest payable annually, on the third Wednesday of the month specified in the applicable prospectus supplement or term sheet (each of the above, with respect to Floating Rate Notes, an “Interest Payment Date”); and

•	at maturity, redemption or repayment.

Unless otherwise specified in the applicable prospectus supplement, interest on a Floating Rate Note will be payable beginning on the first Interest Payment Date after its issue date to holders of record at the close of business on each Regular Record Date, which is the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date, unless the issue date falls after a Regular Record Date and on or prior to the related Interest Payment Date, in which case payment will be made to holders of record at the close of business on the Regular Record Date next preceding the second Interest Payment Date following the issue date. If an Interest Payment Date (but not the Maturity Date) is not a Business Day then the Interest Payment Date will be postponed to the next Business Day. However, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date.

Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or ..0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).

CD Rate Notes. The “CD Rate” for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15 prior to 3:00 p.m., New York City time, on the Calculation Date, for that Interest Determination Date under the heading “CDs (secondary market).” The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formula will be calculated.

The following procedures will be followed if the CD Rate cannot be determined as described above:

•

If the above rate is not published in H.15 by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity described in the prospectus supplement or term sheet as published in H.15, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).”

•

If that rate is not published in H.15 or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date, quoted by three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in New York City (which may include an agent or its affiliates) for negotiable U.S. dollar certificates of deposit of major United States money center banks with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in the market at that time described in the prospectus supplement or term sheet. The calculation agent will select the three dealers referred to above (after consultation with us).

•	If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date.

“H.15” means the daily statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

Commercial Paper Rate Notes. The “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15 prior to 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•

If the above rate is not published in H.15 by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet, as published in H.15, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper—Nonfinancial.”

•

If that rate is not published in H.15, or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City (which may include an agent or its affiliates) as of 11:00 a.m., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization. The calculation agent will select the three dealers referred to above (after consultation with us).

•

If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the reset period for which interest is being calculated.

LIBOR Notes. The “LIBOR” for any Interest Determination Date is the rate for deposits in the LIBOR Currency having the Index Maturity specified in such prospectus supplement or term sheet as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) (“Reuters Page LIBOR01”) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date.

The following procedure will be followed if LIBOR cannot be determined as described above and any additional provisions with respect to LIBOR or an alternative rate LIBOR will be set forth in a prospectus supplement:

•

The calculation agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market, as selected by us to provide the calculation agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity specified in the applicable prospectus supplement or term sheet, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center (as described above), on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the agents) in such Principal Financial Center selected by us for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable prospectus supplement or term sheet and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by us are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

“LIBOR Currency” means the currency specified in the applicable prospectus supplement or term sheet as to which LIBOR shall be calculated or, if no such currency is specified in the applicable prospectus supplement or term sheet, U.S. dollars.

EURIBOR Notes. The “EURIBOR” for any Interest Determination Date is the offered rate for deposits in euro having the Index Maturity specified in the applicable prospectus supplement or term sheet, beginning on the second TARGET Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.

The following procedure will be followed if EURIBOR cannot be determined as described above:

•

EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by us: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that Interest Determination Date, by three major banks in the euro-zone selected by us: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

•

If fewer than three banks selected by us are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Federal Funds Rate Notes. The “Federal Funds Rate” will be calculated by reference to either the “Federal Funds (Effective) Rate,” the “Federal Funds Open Rate” or the “Federal Funds Target Rate,” as specified in the applicable prospectus supplement or term sheet. The Federal Funds Rate is the rate determined by the calculation agent, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a “Federal Funds Rate Interest Determination Date”), in accordance with the following provisions:

•

If Federal Funds (Effective) Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15 opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).”

•

The following procedure will be followed if “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent (after consultation with us), prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds

Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

•

If Federal Funds Open Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.

•

The following procedure will be followed if “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent (after consultation with us) prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

•

If Federal Funds Target Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”).

•

The following procedure will be followed if “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent (after consultation with us) prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

Prime Rate Notes. The “Prime Rate” for any Interest Determination Date is the rate on that date, as published in H.15 by 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Bank Prime Loan” or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

•

If the rate is not published in H.15 or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “US PRIME1 Page” as that bank’s prime rate or base lending rate in effect as of 11:00 a.m., New York City time on that Interest Determination Date.

•

If fewer than four rates appear on the Reuters Page USPRIME1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks, which may include an agent or its affiliates, in the City of New York selected by the calculation agent (after consultation with us).

•	If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

“Reuters Page USPRIME1” means the display on Reuters (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate Notes. The “Treasury Rate” for any Interest Determination Date is the rate from the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in such prospectus supplement or term sheet under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield (as defined below) of the rate for such treasury bills as published in H.15, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.” If such rate is not so published in the related H.15 or another recognized source by 3:00 p.m., New York City time, on the related calculation date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the auction rate of such Treasury bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury on such calculation date, or if no such auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the rate on such Treasury Rate Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable prospectus supplement or term sheet as published in H.15 under the caption “U.S. government securities/treasury bills/secondary market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on such Treasury Rate Interest Determination Date of such treasury bills as published in H.15, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).” If such rate is not yet published in H.15 or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include the agents or their affiliates) selected by the calculation agent (after consultation with us), for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement or term sheet; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

The “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

bond equivalent yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

CMT Rate Notes. The “CMT Rate” for any Interest Determination Date is as follows:

•

If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable prospectus supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet as set forth in H.15 under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate Interest Determination Date.

•

If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet and for such CMT Rate Interest Determination Date as set forth in H.15 under the caption “Treasury constant maturities.”

•

If such rate does not appear in H.15, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity specified in the applicable prospectus supplement or term sheet as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15.

•

If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in New York City (which may include the agents or their affiliates) (each, a “reference dealer”) selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination

Date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

•

If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable prospectus supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet as set forth in H.15 opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

•

If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15 opposite the caption “Treasury Constant Maturities.”

•

If such rate does not appear in H.15, the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

•

If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

Eleventh District Cost of Funds Rate Notes. The “Eleventh District Cost of Funds Rate” for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the calendar month preceding the Interest Determination Date as displayed on Reuters Page COFI/ARMS (or any other page as may replace that specified page on that service) as of 11:00 a.m., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption “11th District.”

The following procedures will be used if the Eleventh District Cost of Funds Rate cannot be determined as described above:

•

If the rate is not displayed on the relevant page as of 11:00 a.m., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement.

•

If no announcement was made relating to the calendar month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date.

Indexed Notes

We may issue debt securities for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of debt securities, which we call “Indexed Notes,” are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.

If you purchase an Indexed Note, you may receive a principal amount at maturity that is greater than or less than the Note’s face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the prospectus supplement or term sheet, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal income tax considerations.

Certain Covenants

General

The indenture contains certain covenants for the benefit of the holders of our debt securities, including, among other things, a covenant to maintain our corporate existence. In addition, the indenture contains the covenants described in the two succeeding subsections, which may not apply to any series of subordinated debt securities issued under the indenture. Capitalized terms used in the following summary have the meanings specified in the indenture, unless otherwise defined below.

Limitation on Liens and Other Encumbrances

We have agreed that neither we nor any Restricted Subsidiary (as defined below) will incur, issue, assume or guarantee any Indebtedness secured by any Lien (as defined below) upon any Principal Property (as defined below) or shares of capital stock or indebtedness of any Restricted Subsidiary without securing the debt securities equally and ratably with all other Indebtedness secured by the Lien. This covenant has exceptions, which permit:

(1)	Liens existing on the date of the indenture;

(2)	Liens existing on any Principal Property owned or leased by a corporation at the time it becomes a Restricted Subsidiary;

(3)

Liens existing on any Principal Property at the time of its acquisition by us or a Restricted Subsidiary, which Lien was not incurred in anticipation of such acquisition and was outstanding prior to such acquisition;

(4)

Liens to secure any Indebtedness incurred prior to, at the time of, or within 12 months after the acquisition of any Principal Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures Indebtedness which is in excess of such purchase price and for the payment of which recourse may be had only against such Principal Property;

(5)

Liens to secure any Indebtedness incurred prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of any Principal Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures Indebtedness which is in excess of that cost and for the payment of which recourse may be had only against the Principal Property;

(6)	Liens in favor of us or any of our Restricted Subsidiaries;

(7)

Liens in favor of the United States or any state or any other country, or any agency, instrumentality or political subdivision of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

(8)

Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar Liens arising in the ordinary course of business, or federal, state or municipal government Liens arising out of contracts for the sale of products or services by us or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

(9)

Pledges or deposits under workmen’s compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which we or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of us or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds to which we or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(10)

Liens in connection with legal proceedings being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against us or any Restricted Subsidiary, which judgments or awards are being appealed, and Liens incurred for the purpose of obtaining a stay order or discharge during a legal proceeding to which we or any Restricted Subsidiary is a party;

(11)

Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

(12)

Liens consisting of easements, rights of way and restrictions on the use of real property, and defects in title, which do not (a) interfere materially with the use of the property covered thereby in the ordinary course of our or any Restricted Subsidiary’s business or (b) materially detract from the property’s value in our opinion; and

(13)

Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (2) through (12) above, so long as the principal amount of the Indebtedness secured thereby does not exceed the principal amount of Indebtedness so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of Indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced, plus improvements on the property.

Notwithstanding the foregoing, we and any one or more of our Restricted Subsidiaries may issue, assume or guarantee Indebtedness secured by a Lien that would otherwise be subject to the foregoing restrictions if at the time of incurrence (the “Incurrence Time”), the amount equal to the sum of:

•	the aggregate amount of the Indebtedness, plus

•

all of our other Indebtedness and the Indebtedness of our Restricted Subsidiaries secured by a Lien that would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted to be secured under the foregoing restrictions), plus

•

the aggregate Attributable Debt (as defined below) determined as of the Incurrence Time of Sale and Leaseback Transactions (as defined below), other than Sale and Leaseback Transactions permitted as described under “—Restrictions on Sale and Leaseback Transactions” below entered into after the date of the indenture and in existence at the Incurrence Time, less

•	the aggregate amount of proceeds of such Sale and Leaseback Transactions that have been applied as described under “—Restrictions on Sale and Leaseback Transactions” below,

does not exceed 15% of our Consolidated Net Tangible Assets (as defined below).

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction and as of any particular time, the present value of the obligation of the lessee thereunder for net rental payments during the remaining term of such lease, including any extensions. The present value of the obligation of the lessee is discounted at the rate of interest implicit in the terms of the lease involved in the Sale and Leaseback Transaction, as determined in good faith by us. Net rental payments exclude any amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by the lessee, subject to monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

“Consolidated Net Tangible Assets” means the aggregate amount of assets after deducting the following:

(a)	applicable reserves and other properly deductible items;

(b)	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles; and

(c)

all current liabilities, as reflected in our latest consolidated balance sheet contained in our most recent annual report on Form 10-K or quarterly report on Form 10-Q filed pursuant to the Exchange Act prior to the time as of which “Consolidated Net Tangible Assets” will be determined.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(a)	the principal and premium (if any) in respect of indebtedness of such Person for borrowed money;

(b)

the principal and premium (if any) in respect of all obligations of such Person in the form of or evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with its acquisition of property, assets or businesses;

(c)	capitalized lease obligations of such Person;

(d)	all obligations of such Person under letters of credit, bankers’ acceptances or similar facilities issued for its account;

(e)

all obligations of such Person issued or assumed in the form of a deferred purchase price of property or services, including master lease transactions pursuant to which such Person or its subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

(f)	all payment obligations of such Person under swaps and other hedging arrangements;

(g)	all obligations of such Person pursuant to its guarantee or assumption of certain of another entity’s obligations and all dividend obligations guaranteed or assumed by such Person;

(h)	all obligations to satisfy the expenses and fees of the trustee under the indenture;

(i)	all obligations pursuant to all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by such Person of certain of the obligations described above; and

(j)	guarantees of any of the foregoing,

provided, however, that Indebtedness shall not include any indebtedness of a subsidiary to the Company or another subsidiary.

“Lien” means any mortgage, lien, pledge, charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), security interest or other encumbrance.

“Principal Property” means all real and tangible personal property owned or leased by the Company or any Restricted Subsidiary constituting a part of any manufacturing or processing plant or warehouse located within the United States, exclusive of (1) motor vehicles and other rolling stock, (2) office furnishings and equipment, and information and electronic data processing equipment, (3) any property financed through the issuance of tax-exempt industrial development bonds, (4) any real property held for development or sale, or (5) any property which in the opinion of our board of directors as evidenced by a resolution of the board of directors is not of material importance to the total business conducted by Albemarle and its Restricted Subsidiaries as an entirety.

“Restricted Subsidiary” means any of our subsidiaries (a) substantially all of whose property is located within the United States and (b) which owns a Principal Property or in which our investment exceeds 1% of the aggregate amount of assets included on our consolidated balance sheet as of the end of the last fiscal quarter for which financial information is available.

“Sale and Leaseback Transaction” means any arrangement involving any bank, insurance company, or other lender or investor (in each case that is not the Company or an affiliate of the Company) or to which any such lender or investor is a party that provides for the lease by us or one of our Restricted Subsidiaries for a period, including renewals, in excess of three years of any Principal Property which has been or is to be sold or transferred by us or any Restricted Subsidiary to the lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of the Principal Property.

Restrictions on Sale and Leaseback Transactions

We have agreed not to, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:

(1)

we or the Restricted Subsidiary would, at the time of entering into the arrangement, be entitled, without equally and ratably securing the debt securities of each series then outstanding, to incur, issue, assume or guarantee Indebtedness secured by a lien on the property, under the provisions described in clauses (2) through (13) under the caption “—Limitation on Liens and Other Encumbrances” above; or

(2)	we, within 180 days after the sale or transfer, apply to the retirement of our Funded Debt an amount equal to the greater of:

(a)	the net proceeds of the sale of the Principal Property sold and leased back in connection with the arrangement; or

(b)	the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement.

Notwithstanding the foregoing, we and our Restricted Subsidiaries, or any of us, may enter into a Sale and Leaseback Transaction that would otherwise be prohibited as set forth above, if either:

(1)

such transaction involves the transfer of property to a governmental body, authority or corporation, such as a development authority, and is entered into primarily for the purpose of obtaining economic incentives and does not involve a third-party lender or investor; or

(2)	at the time of and giving effect to the transaction, the amount equal to the sum of:

•	the aggregate amount of the Attributable Debt in respect of all Sale and Leaseback Transactions existing at the time that could not have been entered into except in reliance on this paragraph, plus

•	the aggregate amount of outstanding Indebtedness secured by Liens in reliance on the second paragraph of “—Limitation on Liens and Other Encumbrances”

does not at the time exceed 15% of our Consolidated Net Tangible Assets.

“Funded Debt” means: (a) all Indebtedness maturing one year or more from the date of its creation, (b) all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of the instrument or agreement relating thereto, to a date one year or more from the date of its creation, and (c) all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

Except for the limitations on Liens and other encumbrances and Sale and Leaseback Transactions described above, each of which may not apply to subordinated debt securities, and except as otherwise provided in a prospectus supplement, the indenture and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction involving the Company.

Consolidation, Merger and Sale of Assets

We are generally permitted to consolidate or merge with another company. We are also permitted to sell or lease all or substantially all of our properties and assets to another company. However, we may not take any of these actions unless:

•

where we merge out of existence or sell or lease all or substantially all our assets, the other company must be a corporation organized and validly existing under the laws of a state of the United States or the District of Columbia or under federal law, and it must expressly assume all our obligations under the indenture and the debt securities;

•	immediately after giving effect to the merger, sale of assets or other transaction, no default or event of default exists;

•

if, as a result of such consolidation or merger, or such sale or lease of assets, our or any Restricted Subsidiary’s properties or assets would become subject to a Lien, then we and such Restricted Subsidiary must comply with the covenants in the indenture regarding Liens described above in “—Certain Covenants—Limitation on Liens and Other Encumbrances”; and

•	certain other conditions are satisfied.

For the purposes of this provision, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of the Company, which properties and assets, if held by the Company instead of such subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The indenture’s provisions regarding our consolidation, merger and sale or lease of assets, as described above, include a phrase relating to the conveyance, transfer or lease of “all or substantially all” of our properties and assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the foregoing provisions in the case of a sale of such assets or properties may be uncertain.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities issued under the indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without the approval of each holder affected thereby. Following is a list of those types of changes:

•	change the payment date of the principal or any installment of principal or interest on a debt security;

•	reduce any other amounts due on a debt security;

•	reduce the amount of principal due and payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount debt security) following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to institute suit to enforce any payment of any amount due on your debt security;

•	impair any right that you may have to exchange or convert the debt security for or into other securities;

•	amend the subordination provisions of any series of subordinated debt securities or add subordination provisions to any series of senior debt securities;

•	reduce the percentage in aggregate principal amount of debt securities of any series whose consent is needed to modify or amend the indenture or any supplement thereto;

•

reduce the percentage in principal amount of debt securities whose consent is needed to waive our compliance with certain provisions of the indenture or any supplement thereto or to waive certain defaults; and

•

modify any other aspect of the provisions dealing with modification and waiver of the indenture or any supplement thereto, except to increase any applicable percentage of holders of debt securities required for modification or provide that provisions may not be modified except with the consent of each affected holder.

Changes Requiring a Majority Vote. The second type of change to the indenture or any supplement thereto and the debt securities is the kind that requires a vote in favor by holders of a majority of the outstanding debt securities affected by the change. Most other changes fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, waivers and changes not requiring any approval.

We would need a vote by holders of senior debt securities owning a majority of the principal amount of all series affected by the waiver, to obtain a waiver of certain of the restrictive covenants, including the covenants described above under “—Certain Covenants—Limitation on Liens and Other Encumbrances” and “—Certain Covenants—Restrictions on Sale and Leaseback Transactions.” We also need holders of senior debt securities or subordinated debt securities owning a majority of the principal amount of the relevant affected series to obtain a waiver of any past default with respect to such series, except a payment default listed in the first or second category described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of securities, or that modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would benefit or would not adversely affect holders of the debt securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

for original issue discount debt securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index) we will use a special rule for that debt security described in a prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined as of a specified date.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if they have been fully defeased, as described under “Defeasance—Legal Defeasance.” Debt securities owned by us or any of our affiliates will also not be considered outstanding or eligible to vote.

If we determine to set a record date, we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series that are entitled to vote or take other action under the indenture. In some circumstances, the trustee will be entitled to set a record date for action by holders. If the trustee sets a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by Persons who are holders of outstanding securities of that series on the record date and the action voted upon must be effective within 90 days following the record date.

Indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or the debt securities or request a waiver.

Satisfaction and Discharge

The following discussion of satisfaction and discharge provisions will be applicable to your series of debt securities unless the applicable prospectus supplement states that they will not apply to that series.

We can satisfy our obligations under our outstanding debt securities of any series and the indenture will cease to be of further effect (with limited exceptions) if we put in place the following arrangements for you to be repaid:

•

either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) for any debt securities of that series that have not been delivered to the trustee for cancellation, they have become due and payable, or they will become due and payable within one year, or they will be called for redemption within one year under arrangements satisfactory to the trustee, and in the case of (b), we have deposited, or caused to be deposited, in trust with the trustee for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash (without reinvestment) to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•	we have paid or cause to be paid all other amounts payable by us under the indenture relating to that series of debt securities;

•

no default or event of default shall have occurred and be continuing on the date of the deposit or shall occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

•	we have deposited irrevocable instructions to the trustee to apply the deposited money toward the payment of that series of debt securities on their due date; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions precedent for the satisfaction and discharge of the indenture with respect to that series of debt securities have been complied with.

Defeasance

The following discussion of legal defeasance and covenant defeasance provisions will be applicable to your series of debt securities unless the applicable prospectus supplement states that they will not apply to that series.

Legal Defeasance

If there is a change in federal income tax law, as described below, we can legally release ourselves from any payment or other obligations, with certain limited exceptions, on any series of debt securities, called legal defeasance, if we put in place the following arrangements for you to be repaid:

•

we must deposit, or cause to be deposited, in trust for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash (without reinvestment) to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•	we must deliver to the trustee a legal opinion of our counsel that is based on and confirms the tax law change described below;

•

no event of default or event that with the passage of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of the deposit described above (other than resulting from the borrowing of funds to be applied to such deposit) or, with respect to an event of default described in the seventh bullet point under “Default and Related Matters—Events of Default—What Is an Event of Default?,” on the later of (1) the 91st day after the date of the deposit or (2) the day ending on the day following the expiration of the longest preference period under any bankruptcy law applicable to the Company in respect of such deposit;

•	such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

•	we must comply with certain other conditions; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•

no event or condition may exist that, under the provisions applicable to such subordinated debt securities, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

There must be a change in current federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities at maturity or redemption.

In the event of legal defeasance, you would have to rely solely on the trust holding the deposited cash and/or U.S. government notes or bonds for repayment of the debt securities. In addition, in the case of subordinated debt securities, the relevant subordination provisions would not apply. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current federal income tax law, we can make the same type of deposit described above under “—Defeasance—Legal Defeasance” and be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and/or U.S. government notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

we must deposit, or cause to be deposited, in trust for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash (without reinvestment) to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•

we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities at maturity or redemption;

•

no event of default or event that with the passage of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of the deposit described above (other than resulting from the borrowing of funds to be applied to such deposit) or, with respect to an event of default described in the seventh bullet point under “Default and Related Matters—Events of Default—What Is an Event of Default?,” on the later of (1) the 91st day after the date of the deposit or (2) the day ending on the day following the expiration of the longest preference period under any bankruptcy law applicable to the Company in respect of such deposit;

•	such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

•	we must comply with certain other conditions;

•	in the case of the subordinated debt securities, the following requirements must also be met:

•

no event or condition may exist that, under the provisions applicable to such subordinated debt securities, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we accomplish covenant defeasance, the following provisions, among others, of the indenture and the debt securities would no longer apply:

•	our covenants previously described under “—Certain Covenants—Limitation on Liens and Other Encumbrances” and “—Certain Covenants—Restrictions on Sale and Leaseback Transactions;”

•	the condition regarding the treatment of Liens when we merge or engage in similar transactions as described under “—Certain Covenants—Consolidation, Merger and Sale of Assets;”

•	the events of default relating to breach of covenants, described under “—Default and Related Matters—Events of Default—What Is an Event of Default?;” and

•	any other covenants applicable to the series of debt securities and described in the prospectus supplement.

In addition, in the case of subordinated debt securities, the relevant subordination provisions would not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust.

Default and Related Matters

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” means, with respect to any series of debt securities, any of the following:

•	we do not pay the principal of or any premium on a debt security of that series on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as a sinking fund, within 30 days of its due date, if we agree to maintain any such sinking fund;

•

we fail to perform or remain in breach of any covenant contained in the indenture for the benefit of the debt securities of that series or any other term of the indenture for 60 days after we receive a written notice of default stating we are in breach and requiring it to be remedied. The notice must be sent by either the trustee or holders of at least 25% of the aggregate principal amount of the outstanding debt securities of the affected series;

•

default in the payment of principal when due or an acceleration of Indebtedness of us, or, if guarantees are issued, the guarantor, or any Significant Subsidiary, for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of all outstanding debt securities of that series; provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred;

•	we or any Significant Subsidiary files for, or consents to the filing of, bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

“Significant Subsidiary” means any of our subsidiaries that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

Remedies if an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available upon the occurrence of an event of default under the indenture will be subject to the restrictions on the subordinated debt securities described in the applicable prospectus supplement. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount debt securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If, however, we or any Significant Subsidiary files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, all of the debt securities of the affected series shall become immediately due and payable without any declaration of acceleration of maturity or any other action on the part of the trustee or the holders of the debt securities of the affected series. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration and its consequences if all events of default in respect of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture and certain other conditions are met. See “—Modification and Waiver.”

Reference is made to the prospectus supplement relating to any series of debt securities that are original issue discount debt securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount debt securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection satisfactory to the trustee from expenses and liability, called an indemnity. If such indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series. The trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series of debt securities if the trustee in good faith considers it to be in the interest of holders to do so.

No holder of any debt securities may institute any action under the indenture unless:

•	such holder has given the trustee written notice of a continuing event of default with respect to the debt securities;

•

the holders of not less than 25% in aggregate principal amount of the debt securities of the relevant series then outstanding have made a written request to the trustee to institute proceedings in respect of such event of default;

•	such holder or holders have offered to the trustee indemnity satisfactory to it;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities of that series.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities issued under it, or else specifying any default or event of default and its status.

Notices

We and the trustee will send notices regarding the debt securities only to holders at their addresses as listed in the records of the security registrar.

Governing Law

The indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York.

Legal Ownership

Global Securities

What Is a Global Security? A global security is a special type of indirectly held security, as described below under “—Indirect Holders.”

If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series issued in the form of global securities will be deposited with The Depository Trust Company (“DTC”), which will act as depositary for the global securities.

Any Person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will initially be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that generally:

•	you cannot get debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•

you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Indirect Holders;”

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•

because the debt securities will trade in DTC’s Same-Day Funds Settlement System, when you buy or sell interests in the debt securities, payment for them will have to be made in immediately available funds. This could affect the attractiveness of the debt securities to others.

Special Situations When a Global Security Will Be Exchanged For Physical Certificates. In a few special situations described below, interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or indirectly will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. The rights of direct and indirect holders in the debt securities are described below under “—Direct Holders” and “—Indirect Holders.”

The special situations when a global security may be exchanged for physical certificates are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and no successor depositary has been appointed within 90 days after this notice;

•

when we notify the trustee that we wish to exchange physical certificates for the global security, provided that we understand that under current industry practices, DTC would notify its participants of this determination, but would only withdraw beneficial interests from a global security at the request of participants; or

•	when an event of default on the debt securities has occurred and has not been cured.

Defaults are discussed above under “—Default and Related Matters.”

The prospectus supplement may also list additional situations when a global security may be exchanged for physical certificates that would apply only to the particular series of debt securities covered by that prospectus supplement. When physical certificates are to be exchanged for a global security, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders of the physical certificates.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, are only to Persons or entities who are the direct holders of debt securities (i.e., those who are registered as holders of debt securities). As noted below, we do not have obligations to you if you hold through indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described above. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will not be recognized by us as legal holders of debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

DESCRIPTION OF DEBT WARRANTS

We may issue (either separately or together with other offered securities) debt warrants to purchase underlying debt securities issued by us (“offered debt warrants”). We will issue the debt warrants under warrant agreements (each a “debt warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “debt warrant agent”), identified in the prospectus supplement or term sheet. In this “Description of Debt Warrants” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries.

Because this section is a summary, it does not describe every aspect of the debt warrants and the debt warrant agreement. We urge you to read the debt warrant agreement because it, and not this description, defines your rights as a holder of debt warrants. We will file the form of debt warrant agreement with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of the debt warrant agreement.

General

You should read the prospectus supplement or term sheet for the material terms of the offered debt warrants, including the following:

•	The title and aggregate number of the debt warrants.

•	The title, rank, aggregate principal amount and terms of the underlying debt securities purchasable upon exercise of the debt warrants.

•

The principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise.

•	The time or times at which, or the period or periods during which, the debt warrants may be exercised and the expiration date of the debt warrants.

•	Any optional redemption terms.

•	Whether certificates evidencing the debt warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged.

•	Whether the debt warrants are to be issued with any debt securities or any other securities and, if so, the amount and terms of these debt securities or other securities.

•	The date, if any, on and after which the debt warrants and these debt securities or other securities will be separately transferable.

•	Any other material terms of the debt warrants.

The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of debt warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Debt warrants may be exercised and exchanged and debt warrants in registered form may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Debt Warrants

Each offered debt warrant will entitle the holder thereof to purchase the amount of underlying debt securities at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the offered debt warrants. After the close of business on the expiration date, unexercised debt warrants will be void.

Debt warrants may be exercised by payment to the debt warrant agent of the applicable exercise price and by delivery to the debt warrant agent of the related debt warrant certificate, properly completed. Debt warrants will be deemed to have been exercised upon receipt of the exercise price and the debt warrant certificate or certificates.

Upon receipt of this payment and the properly completed debt warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities purchased upon exercise.

If fewer than all of the debt warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the unexercised debt warrants. The holder of a debt warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities purchased upon exercise.

Modifications

There are three types of changes we can make to a debt warrant agreement and the debt warrants issued thereunder.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt warrants without your specific approval. Those types of changes include modifications and amendments that:

•	accelerate the expiration date;

•	reduce the number of outstanding debt warrants, the consent of the holders of which is required for a modification or amendment; or

•	otherwise materially and adversely affect the rights of the holders of the debt warrants.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the debt warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of holders of the debt warrants.

Changes Requiring a Majority Vote. Any other change to the debt warrant agreement and the debt warrants requires a vote in favor by holders of a majority in number of the then outstanding unexercised debt warrants affected thereby. Most changes fall into this category.

No Rights as Holders of Underlying Debt Securities

Before the warrants are exercised, holders of the debt warrants are not entitled to payments of principal, premium or interest, if any, on the related underlying debt securities or to exercise any rights whatsoever as holders of the underlying debt securities.

DESCRIPTION OF COMMON WARRANTS

We may issue (either separately or together with other offered securities) common warrants. We will issue the common warrants under warrant agreements (each, a “common warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “common warrant agent”), identified in the prospectus supplement or term sheet. In this “Description of Common Warrants” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries.

Because this section is a summary, it does not describe every aspect of the common warrants and common warrant agreement.

General

You should read the prospectus supplement or term sheet for the material terms of the offered common warrants, including the following:

•	The title and aggregate number of the common warrants.

•

The number of shares of common stock that may be purchased upon exercise of each common warrant; the price, or the manner of determining the price, at which the shares may be purchased upon exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of common warrants that must be exercised at any one time.

•	The time or times at which, or period or periods in which, the common warrants may be exercised and the expiration date of the common warrants.

•	Any optional redemption terms.

•	The terms of any right that we may have to accelerate the exercise of the common warrants upon the occurrence of certain events.

•	Whether the common warrants will be sold with any other offered securities and, if so, the amount and terms of these other securities.

•	The date, if any, on and after which the common warrants and any other offered securities will be separately transferable.

•	Any other terms of the common warrants.

The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Certificates representing common warrants will be exchangeable for new common warrant certificates of different denominations. We will not impose a service charge for any permitted transfer or exchange of common warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Common warrants may be exercised at the corporate trust office of the common warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Common Warrants

Each offered common warrant will entitle the holder thereof to purchase the number of shares of common stock at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the common warrants. After the close of business on the applicable expiration date, unexercised common warrants will be void.

Common warrants may be exercised by payment to the common warrant agent of the exercise price and by delivery to the common warrant agent of the related common warrant certificate, with the reverse side thereof properly completed. Common warrants will be deemed to have been exercised upon receipt of the exercise price and the common warrant certificate or certificates. Upon receipt of the payment and the properly completed common warrant certificates, we will, as soon as practicable, deliver the shares of common stock purchased upon the exercise.

If fewer than all of the common warrants represented by any common warrant certificate are exercised, a new common warrant certificate will be issued for the unexercised offered common warrants. The holder of an offered common warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of common stock purchased upon exercise.

Modifications

There are three types of changes we can make to a common warrant agreement and the common warrants issued thereunder.

Changes Requiring Your Approval. First, there are changes that cannot be made to your common warrants without your specific approval. Those types of changes include modifications and amendments that:

•	accelerate the expiration date;

•	reduce the number of outstanding common warrants, the consent of the holders of which is required for a modification or amendment; or

•	otherwise materially and adversely affect the rights of the holders of the common warrants.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the common warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of the holders of the common warrants.

Changes Requiring a Majority Vote. Any other change to the common warrant agreement requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised common warrants affected thereby. Most changes fall into this category.

Common Warrant Adjustments

The terms and conditions on which the exercise price of and/or the number of shares of common stock covered by a common warrant are subject to adjustment will be set forth in the common warrant agreement and the prospectus supplement or term sheet. The terms will include provisions for adjusting the exercise price and/or the number of shares of common stock covered by the common warrant; the events requiring the adjustment; the events upon which we may, in lieu of making the adjustment, make proper provisions so that the holder of a common warrant, upon exercise thereof, would be treated as if the holder had exercised the common warrant prior to the occurrence of the events; and provisions affecting exercise in the event of certain events affecting the common stock.

No Rights as Shareholders

Holders of common warrants are not entitled, by virtue of being holders, to receive dividends or to vote, consent or receive notice as our shareholders in respect of any meeting of shareholders for the election of our directors or for any other matter, or exercise any other rights whatsoever as our shareholders.

DESCRIPTION OF UNITS

Albemarle Corporation may issue units that will represent an interest in one or more debt securities, preferred stock, common stock, debt warrants, common warrants as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another. Each unit will be issued under a unit agreement or indenture. Albemarle Corporation will set forth in the applicable prospectus supplement a description of any units issued by it that may be offered pursuant to this prospectus.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DEBT SECURITIES

General

Unless otherwise indicated in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars, payments of principal of, premium, if any, and interest on the debt securities will be made in U.S. dollars and payment of the purchase price of the debt securities must be made in immediately available funds. If any of the debt securities (“Foreign Currency Debt Securities”) are to be denominated or payable in a currency (a “specified currency”) other than U.S. dollars, the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of debt securities set forth elsewhere in this prospectus. In this “Special Provisions Relating to Foreign Currency Debt Securities” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries.

A prospectus supplement or term sheet with respect to any Foreign Currency Debt Security (which may include information with respect to applicable current foreign exchange controls) is a part of this prospectus and prospectus supplement or term sheet. Any information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currencies

We may offer Foreign Currency Debt Securities denominated and/or payable in a specified currency or specified currencies. Unless otherwise indicated in the applicable prospectus supplement or term sheet, purchasers are required to pay for Foreign Currency Debt Securities in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested on or prior to the fifth Business Day preceding the date of delivery of the Foreign Currency Debt Securities, or by such other day as determined by the agent who presents such offer to purchase Foreign Currency Debt Securities to us, such agent may be prepared to arrange for the conversion of U.S. dollars into the specified currency set forth in the applicable prospectus supplement or term sheet to enable the purchasers to pay for the Foreign Currency Debt Securities. Each such conversion will be made by the agents on such terms and subject to such conditions, limitations and charges as the agents may from time to time establish in accordance with their regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Debt Securities.

Information about the specified currency in which a particular Foreign Currency Debt Security is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement or term sheet.

Payment of Principal and Interest

The principal of, premium, if any, and interest on Foreign Currency Debt Securities are payable by us in the specified currency. Currently, banks do not generally offer non-U.S. dollar-denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, a holder of Foreign Currency Debt Securities will be paid in U.S. dollars converted from the specified currency unless the holder is entitled to elect, and does elect, to be paid in the specified currency, or as otherwise specified in the applicable prospectus supplement or term sheet.

Any U.S. dollar amount to be received by a holder of a Foreign Currency Debt Security will be based on the highest bid quotation in The City of New York received by an agent for us specified in the applicable prospectus supplement or term sheet (the “Exchange Rate Agent”) at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all holders of Foreign Currency Debt Securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available, payments will be made in the specified currency. All currency exchange costs will be borne by the holder of the Foreign Currency Debt Security by deductions from such payments.

Unless otherwise indicated in the applicable prospectus supplement or term sheet, a holder of Foreign Currency Debt Securities may elect to receive payment of the principal of, and premium, if any, and interest on the Foreign Currency Debt Securities in the specified currency by transmitting a written request for such payment to the corporate trust office of the trustee in The City of New York on or prior to the regular record date or at least fifteen calendar days prior to Maturity Date, as the case may be. This request may be in writing (mailed or hand delivered) or sent by cable, telex or other form of facsimile transmission. A holder of a Foreign Currency Debt Security may elect to receive payment in the specified currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. This election will remain in effect until revoked by written notice to the trustee, but written notice of any revocation must be received by the trustee on or prior to the regular record date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Debt Securities whose debt securities are to be held in the name of a broker or nominee should contact their brokers or nominees to determine whether and how an election to receive payments in the specified currency may be made.

Unless otherwise specified in the applicable prospectus supplement or term sheet, if the specified currency is other than U.S. dollars, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify its participant through which it owns its beneficial interest on or prior to the applicable record date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of such beneficial owner’s election. The participant must notify the depositary of such election on or prior to the third Business Day after such record date or at least 12 calendar days prior to the Maturity Date, as the case may be, and the depositary will notify the trustee of such election on or prior to the fifth Business Day after such record date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to the depositary, and by the depositary to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. See “Description of Debt Securities—Legal Ownership.”

Principal and interest on Foreign Currency Debt Securities paid in U.S. dollars will be paid in the manner specified in the accompanying prospectus supplement or term sheet and this prospectus with respect to debt securities denominated in U.S. dollars. Interest on Foreign Currency Debt Securities paid in the specified currency will be paid by us in immediately available funds or paid by check mailed on an Interest Payment Date other than a Maturity Date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of, premium, if any, and interest on Foreign Currency Debt Securities, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid, in the specified currency in immediately available funds upon surrender of such debt securities at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer to such bank account of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular Foreign Currency Debt Security is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Payment Currency

If a specified currency is not available for the payment of principal, premium or interest with respect to a Foreign Currency Debt Security due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of Foreign Currency Debt Securities by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable prospectus supplement or term sheet. Any payment made under these circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the Indenture with respect to the Debt Securities.

All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Foreign Currency Debt Securities.

AS INDICATED ABOVE, AN INVESTMENT IN FOREIGN CURRENCY DEBT SECURITIES INVOLVES SUBSTANTIAL RISKS, AND THE EXTENT AND NATURE OF SUCH RISKS CHANGE CONTINUOUSLY. AS WITH ANY INVESTMENT IN A SECURITY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY DEBT SECURITIES. SUCH DEBT SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.

PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through agents;

•	to or through underwriters or dealers;

•	directly to other purchasers; or

•	through a combination of any of these methods of sale.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.

We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In order to facilitate the offering of the debt securities, the underwriters or agents may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities and our common stock. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of debt securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ or agents’ option to purchase additional debt securities from us in the offering. The underwriters or agents may close out any covered short position by either exercising the option to purchase additional debt securities or purchasing debt securities in the open market. In determining the source of debt securities to close out the covered short position, the underwriters or agents will consider, among other things, the price of debt securities available for purchase in the open market as compared to the price at which they may purchase debt securities through the option. “Naked” short sales are sales in excess of the option. The underwriters or agents must close out any naked short position by purchasing debt securities in open market. A naked short position is more likely to be created if the underwriters or agents are concerned that there may be a downward pressure on the price of the debt securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the debt securities made by the underwriters or agents in the open market prior to the completion of the offering. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of these contracts.

In connection with the distribution of the offered securities or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell offered securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our offered securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

LEGAL MATTERS

The validity of the securities offered hereby and certain other legal matters will be passed upon for us by Shearman & Sterling LLP, New York, New York, and/or Hunton Andrews Kurth LLP, Richmond, Virginia.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$1,700,000,000

Albemarle Corporation

$650,000,000 of 4.650% Senior Notes due 2027

$600,000,000 of 5.050% Senior Notes due 2032

$450,000,000 of 5.650% Senior Notes due 2052

PROSPECTUS SUPPLEMENT

Book-Running Managers

BofA Securities	J.P. Morgan	Mizuho Securities

MUFG	SMBC Nikko	HSBC	US Bancorp

Senior Co-Managers

Santander	Truist Securities	Goldman Sachs & Co. LLC

Co-Manager

Siebert Williams Shank

May 10, 2022